EXHIBIT 6

                                                                [EXECUTION COPY]

                             RESTRUCTURING AGREEMENT


     THIS RESTRUCTURING AGREEMENT, dated as of January 30, 1998 (this "Restructuring Agreement"), is entered into by and among WAHLCO ENVIRONMENTAL SYSTEMS, INC., a Delaware corporation (the "Company"), and WES ACQUISITION CORP., a Delaware corporation ("WESAC"); WEXFORD MANAGEMENT LLC, a Connecticut limited liability company ("Wexford Management"); WEXFORD CAPITAL PARTNERS II, L.P., a Delaware limited partnership ("Capital Partners"); WEXFORD OVERSEAS PARTNERS I, L.P., a Delaware limited partnership ("Overseas Partners"); WEXFORD SPECIAL SITUATIONS 1996, L.P., a Delaware limited partnership ("Wexford Special Situations"); WEXFORD SPECIAL SITUATIONS 1996 INSTITUTIONAL, L.P., a Delaware limited partnership ("Wexford Special Institutional"); WEXFORD SPECIAL SITUATIONS 1996 LIMITED, a Cayman Islands exempted company partnership ("Wexford Special Limited"); and WEXFORD-EURIS SPECIAL SITUATIONS 1996, L.P., a Delaware limited partnership ("Wexford Euris"); C. Stephen Beal, an individual, Henry N. Huta, an individual, Maarten Hemsley, an individual, Deborah Louise Hemsley-Schultz, an individual, and Rebecca Hemsley, an individual (each, an "Individual Party," and collectively, the "Individual Parties").

                                    RECITALS

     A. The Company has experienced losses for each of the past six years and as of September 30, 1997, the consolidated stockholders' equity of the Company was approximately negative $5.2 million.

     B. The Wexford Funds have been the principal sources of working capital and loans to the Company since May 1995.

     C. In order to improve the financial condition of the Company, the Company has devised the Restructuring Plan, which contemplates the Rights Offering, the Silicon Valley Bank Repayment, the WESAC Debt Conversion, the New 1998 Credit Agreement, the Reverse Stock Split, the Funding Debt Conversion and the WESAC Liquidation.

     D. The parties acknowledge that the consummation of each constituent transaction in the Restructuring Plan is contingent upon the consummation of each other constituent transaction.

     E. Approval of certain of the constituent transactions in the Restructuring Plan requires the approval of the stockholders of the Company, and the Reverse Stock Split requires the approval of the New York Stock Exchange.

     F. The Restructuring Plan has been approved by the board of directors of the Company as being in the best interests of the Company and its stockholders, and the board of directors has recommended approval by the stockholders of the Company of each constituent transaction that requires stockholder approval.

     G. On the terms and subject to the conditions contained herein, the parties desire to implement the Restructuring Plan.

1.   Definitions.

     1.1 "Agent" means Wexford Management, in its capacity as agent for the lenders pursuant to the 1998 Credit Agreement.

     1.2 "Average Closing Price" means the average of the closing price for the Company's Common Stock on the New York Stock Exchange for the 20 trading days prior to the effective date of the Reverse Stock Split.

     1.3 "Basic Subscription Privilege" has the meaning assigned to such term in Section 2.1(c) hereof.

     1.4 "Capital Partners" has the meaning assigned to such term in the recitals to this Restructuring Agreement.

     1.5 "Capital Stock" shall mean any class or series of capital stock of the Company.

     1.6 "Closing Date" is that date on which all of the transactions contemplated by this Restructuring Agreement, other than the Rights Offering, the Reverse Stock Split and the WESAC Liquidation are simultaneously consummated, at a closing to be held on April 15, 1998 at 10:00 a.m. at a location to be designated by Wexford or at such other time as the parties hereto shall agree.

     1.7 "Company" means Wahlco Environmental Systems, Inc., a Delaware corporation.

     1.8 "Conversion Debt" means the aggregate sum of approximately $11,606,000 million, which the Company will owe to WESAC as of March 31, 1998, together with interest accruing thereon after such date at the rate of approximately $125,000 per month through the Closing Date.

     1.9 "Cross-Receipt" means a cross-receipt in form and substance satisfactory to the Agents, by which the Company certifies to the Agent that the Restructuring Conditions have been duly met.

     1.10 "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including any arbitrator with authority to bind a party at law).

     1.11 "Liquidation Debt" means loans or advances made by each WESAC Lender to WESAC which evidence an aggregate of $10,434,080 in funds advanced by the WESAC Lenders to WESAC, together with interest to the Closing Date.

 WESAC Lender                   Amounts Advanced
 Capital Partners               $5,959,000
 Overseas Partners              $2,553,857
 Wexford Special Situations     $1,026,453
 Wexford Special Institutional  $  190,686
 Wexford Special Limited        $   52,005
 Wexford Euris                  $  264,936
 C. Stephen Beal                $  172,500
 Henry Huta                     $  172,500
 Maarten Hemsley                $   42,143

     1.12 "Liquidation Plan" means the Plan of Liquidation adopted by the board of directors and approved by the stockholders and creditors of WESAC, in substantially the form of Exhibit A attached hereto.

     1.13 "1998 Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of January 30, 1998, in the form attached hereto as Exhibit B among the Company, the parties named as Lenders therein, and Wexford Management, as Agent.

     1.14 "1998 Loan Documents" means each document or agreement required to be executed and delivered in connection with the execution and delivery of the 1998 Credit Agreement.

     1.15 "Overseas Partners" has the meaning assigned to such term in the recitals to this Restructuring Agreement.

     1.16 "Oversubscription Privilege" has the meaning assigned to such term in
Section 2.3 hereof.

     1.17 "Permitted Investments" means (a) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations the timely payment of the principal of, or interest on, which are fully guaranteed by the United States of America; (b) obligations, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following: Export-Import Bank of the United States, Federal Housing Administration or other agency or instrumentality of the United States; (c) repurchase agreements with financial institutions or savings and loan associations having a combined capital surplus of at least $500,000,000 fully secured by collateral security described in clauses (a) or (b) of this definition and continuously having a market value of at least equal to the amount so invested; (d) interest-bearing demand or time deposits (including certificates of deposit) which are either (i) insured by the Federal Deposit Insurance Corporation, or (ii) held in banks and savings and loan associations, having general obligations rated at least "AA" or equivalent by S&P or Moody's, or if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security described in clauses (a) or (b) of this definition, of a market value of no less than the amount of moneys so invested;
(e) commercial paper rated (on the date of acquisition thereof) at least A-1 or P-1 or equivalent by S&P or Moody's, respectively (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper), maturing not more than 90 days from the date of creation thereof; and
(f) any corporate evidence of indebtedness rated at least "A-" or equivalent by S&P or Moody's, maturing, not more than 90 days from the date of creation thereof.

     1.18 "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     1.19 "Post-Split Common Stock" means the Common Stock of the Company after giving effect to the Reverse Stock Split.

     1.20 "Pre-Split Common Stock" means the Common Stock of the Company before giving effect to the Reverse Stock Split.

     1.21 "Proposal 2" means that proposal to the Stockholders of the Company set forth in the Prospectus/Proxy Statement whereby the Stockholders approve two amendments to the Company's Certificate of Incorporation, which approval is a condition precedent to the Rights Offering and the Reverse Stock Split.

     1.22 "Proposal 3" means that proposal to the Stockholders of the Company set forth in the Prospectus/Proxy Statement whereby the Stockholders authorize the Company to issue and sell additional shares of Post-Split Common Stock in order to effect the Rights Offering and the Funding Debt Conversion.

     1.23 "Prospectus/Proxy Statement" means the combined Registration Statement on Form S-1 and Proxy Statement filed pursuant to Rule 14a-6, of the Company as filed with the Securities and Exchange Commission ("SEC") on December 19, 1997 and amended on February 4, 1998.

     1.24 "Restructuring Plan" means the plan of financial restructuring devised by the Company in order to improve its financial condition, and which contemplates the Rights Offering, the Silicon Valley Bank Repayment, the WESAC Debt Conversion, the 1998 Credit Agreement, the Reverse Stock Split, and the WESAC Liquidation.

     1.25 "Reverse Stock Split" means the 1-for-10 reverse stock split which the Company intends to effect with respect to its Common Stock after completion of the Rights Offering.

     1.26 "Rights" has the meaning assigned to such term in Section 2.1(a) hereof.

     1.27 "Rights Certificates" has the meaning assigned to such term in Section 2.1(a) hereof.

     1.28 "Rights Holders" means has the meaning assigned to such term in
Section 2.1 hereof.

     1.29 "Rights Offering" means the offer to existing stockholders of the Company (other than WESAC) of rights to purchase an aggregate of 27,112,000 shares of the Pre-Split Common Stock at an exercise price of $.10 per share.

     1.30 "Rights Record Date" means March 3, 1998.

     1.31 "SEC Documents" means the Prospectus/Proxy Statement in final form and all exhibits filed together therewith.

     1.32 "Silicon Valley Bank Repayment" means the repayment by the Company from the proceeds of the Rights Offering of all cash borrowings for loans under the SVB Facility and the deposit of cash collateral for all outstanding letters of credit issued by SVB pursuant to the SVB Facility.

     1.33 "Special Meeting" means the special meeting of stockholders of the Company to be held on March 2, 1998, or such later date to which such special meeting may be adjourned.

     1.34 "Stand-By Commitment" has the meaning assigned to such term in Section
2.1 (d) hereof.

     1.35 "Stand-By Commitment Fee" means a fee of $100,000, payable in 549,752 shares of Pre-Split Common Stock.

     1.36 "Stand-By Purchasers" means Capital Partners and Overseas Partners, in their capacity as purchasers of unsubscribed shares of Pre-Split Common Stock in the Rights Offering.

     1.37 "Subscription Agent" means ChaseMellon Shareholder Services LLC as the Company's transfer agent and as subscription agent for the Rights Offering.

     1.38 "Subscription Price" means $.10 per share of Pre-Split Common Stock.

     1.39 "SVB" means Silicon Valley Bank.

     1.40 "SVB Facility" means the Amendment and Forbearance Agreement, dated as of May 9, 1996, between SVB and the Company, as amended to date, and the "Loan Agreements" (as defined therein) as modified thereby.

     1.41 "Tranche A Line" means the commitment by the Lenders under the 1998 Credit Agreement to lend the Company an aggregate principal amount of up to $3,000,000 from time to time prior to the Closing Date under this Restructuring Agreement. To the extent not prepaid from proceeds of the Rights Offering, the unpaid principal balance of the Tranche A Line shall have a scheduled maturity date of December 31, 2000, shall bear interest and shall be governed by the terms and conditions of the 1998 Credit Agreement.

     1.42 "Tranche B Line" means the commitment by the Lenders under the 1998 Credit Agreement to lend the Company an aggregate principal amount of up to $2,500,000 from time to time after the Closing Date under this Restructuring Agreement to fund the Company's working capital needs.

     1.43 "Transaction Documents" means all of the agreements among the several parties hereto, which are intended to effect and consummate the transactions contemplated by this Restructuring Agreement.

     1.44 "Unsubscribed Shares" means any shares of Pre-Split Common Stock offered in the Rights Offering and not purchased through exercise of the Basic Subscription Privilege or the Oversubscription Privilege.

     1.45 "WESAC" means WES Acquisition Corp., a Delaware corporation.

     1.46 "WESAC Debt Liquidation" has the meaning assigned to such term in
Section 2.2 hereof.

     1.47 "WESAC Lenders" means each of Capital Partners, Overseas Partners, the Wexford 1996 Funds, C. Stephen Beal, Henry Huta and Maarten Hemsley, in each case in such party's capacity as a lender to WESAC.

     1.48 "WESAC Liquidation" means the liquidation of WESAC pursuant to the Liquidation Plan, which will become effective on the Closing Date by the execution, delivery and filing with the Secretary of State of Delaware of a Certificate of Liquidation substantially in the form attached to the Liquidation Plan as Annex 1.

     1.49 "Wexford Funds" means the Wexford 1995 Funds and the Wexford 1996 Funds, collectively.

     1.50 "Wexford Fee" shall have the meaning assigned to such term in Section 5.5(g) hereof.

     1.51 "Wexford 1995 Funds" means Capital Partners and Overseas Partners, collectively.

     1.52 "Wexford 1996 Funds" means Wexford Special Situations, Wexford Special Institutional, Wexford Special Limited and Wexford Euris, collectively.

     1.53 "Wexford Parties" means WESAC, the Wexford 1995 Funds, the Wexford 1996 Funds and Wexford Management, collectively.

2.   The Restructuring Plan.

     2.1 Rights Offering. Set forth below are the principal terms and conditions of the Rights Offering. In addition to the terms and conditions set forth below, the Rights Offering will be conducted on the terms and conditions contained in the Prospectus/Proxy Statement under the heading "THE RIGHTS OFFERING," which additional terms and conditions are hereby incorporated by reference as if set forth herein in full; provided, however, that in the event of any inconsistency between the terms of this Agreement and the provisions of the Prospectus/Proxy Statement, the terms of this Agreement shall control.

          (a) Distribution of Rights. After upon approval of Proposal 2 and Proposal 3 at the Special Meeting, the Company shall distribute to the stockholders of record (other than WESAC) on the Rights Record Date (such recipients or their transferees being hereinafter referred to as the "Rights Holders"), eight (8) rights, each exercisable to purchase, on the terms and conditions hereinafter set forth, one share of Pre-Split Common Stock (the "Rights") at a price of $.10 per share (the "Subscription Price") for each share of Pre-Split Common Stock held by such Rights Holder on the Rights Record Date. The Rights shall be (1) evidenced by transferable rights certificates (the "Rights Certificates"), and (ii) distributed at no cost to the Rights Holders.

          (b) Expiration of Rights. The Rights will expire on the Expiration Date; provided, however, that the Rights Offering may be extended for up to 30 additional days by the board of directors of the Company in its sole and absolute discretion.

          (c) Subscription Privileges. Each Rights Holder is entitled to subscribe for all or any portion of the shares of Pre-Split Common Stock that may be purchased upon exercise of the Rights (the "Basic Subscription Privilege"). Each Right also entitles the Rights Holder to oversubscribe for any shares not sold to Rights Holders exercising the Basic Subscription Privilege, not to exceed one additional share of Pre-Split Common Stock for each share of Pre-Split Common Stock purchased under the Basic Subscription Privilege (the "Oversubscription Privilege"). Only Rights Holders who exercise Rights under the Basic Subscription Privilege will be entitled to exercise the Oversubscription Privilege. If the shares of Pre-Split Common Stock not subscribed for by Rights Holders through exercise of the Basic Subscription Privilege are not sufficient to satisfy all oversubscriptions, available shares will be allocated pro rata (subject to the elimination of fractional shares) among oversubscribing Rights Holders in proportion to the number of shares of Pre-Split Common Stock each oversubscribing Rights Holder has subscribed for under the Basic Subscription Privilege.

          (d) Stand-By Commitment. On the terms and conditions of this Restructuring Agreement and this Section 2. 1 (d), the Stand-By Purchasers agree, severally and not jointly, to purchase all of the Unsubscribed Shares on the Closing Date, at the Exercise Price (the "Stand-By Commitment"). Pursuant to the Stand-By Commitment, Capital Partners shall purchase 70% of the Unsubscribed Shares and Overseas Partners shall purchase 30% of the Unsubscribed Shares. At least five days prior to the Closing Date, the Company shall notify each Stand-By Purchaser of the number of shares to be purchased by it hereunder and shall identify the bank account into which the purchase price shall be paid. On the Closing Date, against payment of the applicable purchase price by wire transfer of immediately available funds to the bank account designated by the Company, the Company shall deliver to each Stand-By
Purchaser one or more stock certificates representing the number of shares of Pre-Split Common Stock purchased by such Stand-By Purchaser hereunder. As compensation for providing the Stand-By Commitment, on the Closing Date, the Company shall pay the Stand-By Purchasers the Stand-By Commitment Fee.

     2.2 WESAC Debt Conversion. On the Closing Date, WESAC agrees to convert the Conversion Debt into approximately 11,606,000 shares of Post-Split Common Stock (the "WESAC Debt Conversion"). On the Closing Date, WESAC will deliver to the Company the notes and instruments evidencing the Conversion Debt identified in the definition of such term in this Restructuring Agreement, and upon issuance of the shares of Post-Split Common Stock to be delivered to WESAC hereunder, each such note or instrument evidencing the Conversion Debt shall be marked "canceled;" provided, however, that in the event any note or instrument evidencing any obligation constituting Conversion Debt shall be lost or unable to be located, WESAC shall execute and deliver an affidavit of loss and agree to indemnify the Company against such loss, in which event the Company shall issue such shares of Post-Split Common Stock to WESAC as if it had delivered the lost or unlocated note or instrument.

     2.3 Reverse Stock Split. Pursuant to the Restructuring Plan, the Company intends, on the Closing Date, following the completion of the Rights Offering, but prior to the WESAC Debt Conversion and the WESAC Liquidation, to effect a one-for-ten reverse stock split, subject to (a) stockholder approval, and (b) the prior approval of the New York Stock Exchange, which approvals the Company agrees to seek promptly following the execution and delivery of this Restructuring Agreement. The Company will not issue any fractional shares of Post-Split Common Stock after the consummation of the Reverse Stock Split, but will, in lieu thereof, pay to each stockholder otherwise entitled to receive a fractional share of Post-Split Common Stock, cash on a fractional per share basis equal to such fraction multiplied by the greater of the Subscription Price or the Average Closing Price.

     2.4 1998 Credit Agreement. Concurrently with the execution and delivery of this Restructuring Agreement, the Company, and Capital Partners, Overseas Partners, and each of the Wexford 1996 Funds, as lenders, and Wexford Management, as agent, shall enter into the 1998 Credit Agreement and shall execute and deliver each of the 1998 Loan Documents required to be executed and delivered pursuant to the 1998 Credit Agreement.

     2.5  WESAC Liquidation.

          (a) On the Closing Date, but after the consummation of the Rights Offering, the Reverse Stock Split and the WESAC Debt Conversion, WESAC Liquidation shall be effected pursuant to the Liquidation Plan.

          (b) By his or its execution and delivery of this Agreement, each stockholder and each WESAC Lender hereby ratifies, confirms, adopts and approves the terms and conditions of the Liquidation Plan. Pursuant to such Liquidation Plan, WESAC will cease the active conduct of its business and wind tip its affairs and, within the meaning of Section 332 of the Internal Revenue Code of 1986, as amended, will liquidate and distribute all of its assets, if any, in complete liquidation, less any assets retained to meet claims. The Liquidation Plan shall be consummated promptly, but in any event, within one calendar month following the Closing Date.

          (c) Subject to Section 2.5(d) hereof, each party who, pursuant to the Liquidation Plan, will receive shares of the Common Stock, agrees that he or it will not sell more than 25,000 shares of Post-Split Common Stock received by such party pursuant to the Liquidation Plan in any thirty-day period through regular-way brokers' sales. The execution and delivery of this Agreement shall constitute the irrevocable consent of each WESAC Lender to the limitations set forth in this Section 2.5(c).

          (d) The shares of Common Stock of the Company distributed pursuant to the Liquidation Plan shall not have been registered pursuant to the Securities Act of 1933, as amended (the "Act"). Each stock certificate representing shares of Common Stock of the Company distributed pursuant to the Liquidation Plan shall bear a legend restricting its transferability under the Act. The Company agrees for the benefit of each WESAC Lender who consents to the limitations set forth in Section 2.5(c) hereof to use its reasonable best efforts to register the resale of such shares of Common Stock on Form S-3 within ninety (90) days following the Closing Date, and to maintain the effectiveness of such registration statement for at least 90 days thereafter. Any WESAC Lender who fails to consent to the limitations set forth in Section 2.5(c) hereof shall not be entitled to have any shares of Common Stock owned by him or it registered for resale hereunder.

     2.6 Use of Proceeds. On the Closing Date, the Company shall use the net proceeds of the Rights Offering as follows: (a) to pay the costs and expenses of the Restructuring Plan, (b) to make the payments necessary to effect the Silicon Valley Bank Repayment, (c) to the extent funds are available therefor, to repay borrowings under the Chase Facility (as defined in the 1998 Credit Agreement) or outstanding Tranche A Loans, and (d) for working capital purposes. Pending the Closing Date, the Company shall invest the proceeds of the Rights Offering in Permitted Investments.

3.   Representations and Warranties.

     3.1 Representations and Warranties and of the Company. The Company represents and warrants to each other party hereto:

          (a) Corporate Existence and Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company and each subsidiary has all requisite corporate authority to own its property and to conduct its business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary or is subject to no material liability or disability by reason of the failure to be so qualified.

          (b)  Capitalization.

               (i) As of the date hereof, the total authorized capitalization of the Company consists of 10,000,000 shares of preferred stock, none of which are issued or outstanding, and 50,000,000 shares of common stock, of which 17,649,000 shares are issued and outstanding. All of the outstanding shares of common stock have been duly and validly issued and are fully paid and non-assessable.

               (ii) Except as required to be disclosed in the SEC Documents, there are no outstanding subscriptions, warrants, options, calls or commitments of any character relating to or entitling any person to purchase or otherwise acquire any of the Capital Stock of the Company or any subsidiary thereof or any security that is convertible into or exchangeable for such Capital Stock.
Except as disclosed in the SEC Documents, there are no preemptive or similar rights to subscribe for or to purchase any Capital Stock of the Company, and, except as disclosed in the SEC Documents, the Company has not entered into any presently outstanding agreement to register its Capital Stock or debt securities under the Securities Act of 1933, as amended (the "Securities Act").

               (iii) The shares of Capital Stock to be issued pursuant to the Restructuring Plan have been duly authorized and, when issued in accordance with this Agreement and the Prospectus/Proxy Statement, will be validly issued, fully paid and nonassessable, free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company, except as set forth in this Restructuring Agreement or by operation of law. Except as set forth in the SEC Documents, the holders of outstanding Capital Stock of the Company are not and shall not be entitled to preemptive or other rights afforded by the Company to subscribe for or to purchase the Capital Stock or other securities of the Company as a result of the transactions to be consummated pursuant to the Restructuring Plan.

          (c) Authorization and Validity. The Company has the power and authority and legal right to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Company of the Transaction Documents and the performance of its obligations thereunder have been duly authorized by all necessary corporate action on behalf of the Company and no further consent or authorization of its board of directors or stockholders is required (other than such stockholder approval of Proposals 1-3 to the extent set forth in the Prospectus/Proxy Statement). The Transaction Documents to which it is a party have been duly and validly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

          (d) No Violation. Neither the execution and delivery by the Company of the Transaction Documents to which it is a party nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will (i) violate the Company's or any subsidiary's certificate of incorporation or by-laws, (ii) violate any judgment, decree, order, statute, law, regulation or rule of any court or governmental authority to which the Company or any of its subsidiaries or any of their respective properties may be subject or, (iii)
(A) cause the acceleration of the maturity of any debt or obligation of the Company or any of its subsidiaries or (B) violate, or be in conflict with, or constitute a default under, or permit the termination of, or result in the creation of, any lien upon any property of the Company or any of its subsidiaries under any agreement or instrument to which such Person is a party or by which such Person (or its properties) may be bound. Neither the Company nor any of its subsidiaries is (1) in violation of any term of its respective certificates of incorporation or by-laws, or (2) in default of or non-compliance with any material instrument, contract or agreement to which it is a party or of any judgment, decree, order, statute, rule or governmental regulation which is applicable to it or its business or properties.

          (e) No Consents. Neither the execution and delivery of the Transaction Documents to which the Company is a party nor the consummation of the transactions contemplated hereby, requires the consent, approval or authorization of, or filing, registration or qualification with, any Person or any governmental authority on the part of the Company or its subsidiaries, except for (i) the approval of the Reverse Stock Split by the New York Stock Exchange, and (ii) the approval of Proposals 1-3 by the stockholders of the Company to the extent set forth in the Prospectus/Proxy Statement.

          (f) Litigation. There are no pending or, to the best of the Company's knowledge, threatened actions or proceedings of any kind, including actions or proceedings of or before any Governmental Authority, to which the Company or any subsidiary is a party or is subject, or by which any of them or any of their properties are bound seeking to challenge or restrain the consummation of the Restructuring Plan, nor, to the best knowledge of the Company, is there any basis for any such action or proceeding.

     3.2 Representations and Warranties and of the Wexford Parties. The Wexford Parties represent and warrant to each other party hereto:

          (a) Existence and Standing. Each Wexford Party is duly formed, validly existing and in good standing under the laws of its organization. Each Wexford Party has all requisite authority to own its property and to conduct its business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary or is subject to no material liability or disability by reason of the failure to be so qualified.

          (b) Authorization and Validity. Each Wexford Party has the power and authority and legal right to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder. The execution and delivery by each Wexford Party of the Transaction Documents and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate, partnership or manager action on behalf of such Wexford Party and no further consent or authorization of its board of directors, general or limited partners or members is required. The Transaction Documents to which each Wexford Party is a party have been duly and validly executed and delivered by each Wexford Party and constitute the legally valid and binding obligations of such Wexford Party, enforceable against such Wexford Party in accordance with their respective terms.

          (c) No Violation. Neither the execution and delivery by any Wexford Party of the Transaction Documents to which it is a party nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof will (i) violate the Governing Documents of any Wexford Party, (ii) violate any judgment, decree, order, statute, law, regulation or rule of any court or governmental authority to which any Wexford Party or any of their respective properties may be subject, or (iii) violate, or be in conflict with, or constitute a default under, or permit the termination of, or result in the creation of, any lien upon any property of any of the Wexford Parties under any agreement or instrument to which such Wexford Party is a party or by which such Wexford Party (or its properties) may be bound. None of the Wexford Parties is (1) in violation of any term of its Governing Documents, or (2) in default of or non-compliance with any material instrument, contract or agreement to which it is a party or of any judgment, decree, order, statute, rule or governmental regulation which is applicable to it or its business or properties.

          (d) No Consents. Neither the execution and delivery of the Transaction Documents to which any Wexford Party is a party nor the consummation of the transactions contemplated thereby requires the consent, approval or authorization of, or filing, registration or qualification with, any Person or any Governmental Authority on the part of any of the Wexford Parties.

          (e) Litigation. There are no pending or, to the best of knowledge of any Wexford Party, threatened actions or proceedings of any kind, including actions or proceedings of or before any Governmental Authority, to which any Wexford Party is a party or is subject, or by which any of them or any of their properties are bound seeking to challenge the validity of or restrain the consummation of the transactions contemplated by, the Restructuring Plan, nor to the knowledge of such Wexford Party, is there any basis for any such action or proceeding.

     3.3 Representations and Warranties of the Individual Parties. Each Individual Party, severally and not jointly, represents and warrants to each other party hereto as to only himself or herself:

          (a) Authorization and Validity. Each Individual Party has the power and authority and legal right to execute and deliver the Transaction Documents to which such Individual Party is a party and to perform his or her obligations hereunder and thereunder. The Transaction Documents to which such Individual Party is a party have been duly and validly executed and delivered by such Individual Party and constitute legal, valid and binding obligations of such Individual Party, enforceable against such Individual Party in accordance with their respective terms.

          (b) No Violation. Neither the execution and delivery by each Individual Party of the Transaction Documents to which such Individual Party is a party nor the consummation of the transactions therein contemplated, nor compliance with the provisions hereof or thereof will (i) violate any judgment, decree, order, statute, law, regulation or rule of any court or governmental authority to which such Individual Party or any of their respective properties may be subject, or (ii) violate, or be in conflict with, or constitute a default under, or permit the termination of, or result in the creation of, any lien upon any property of such Individual Party under any agreement or instrument to which such Individual Party is a party or by which such Individual Party (or its properties) may be bound.

          (c) No Consents. Neither the execution and delivery of the Transaction Documents to which each Individual Party or a party, nor the consummation of the transactions contemplated thereby requires the consent, approval or authorization of, or filing, registration or qualification with, any Person or any Governmental Authority on the part of any of the Individual Parties.

          (d) Litigation. There are no pending or, to the best knowledge of any Individual Party, threatened actions or proceedings of any kind, including actions or proceedings of or before any Governmental Authority, to which any Individual Party is a party or is subject, or by which any of them or any of their properties are bound seeking to challenge the validity of or restrain the consummation of the transactions contemplated by the Restructuring Plan, nor, to the best knowledge of any Individual Party, is there any basis for any such action or proceeding.

4.   Covenants of the Company.

     4.1 The Company hereby covenants to each of the other parties hereto that between the date hereof and the Closing Date, it shall employ its reasonable best efforts to perform all of the following:

          (a) SEC Documents. The Company shall cause a final draft of all of the SEC Documents, including but not limited to, the Prospectus/Proxy Statement to be prepared, properly filed with the SEC, and if declared effective, thereafter mailed to all stockholders deemed to be stockholders of record as of February 2, 1998 (the "Record Date").

          (b) Special Meeting. The Company shall notify all stockholders of record of the Special Meeting, and shall hold the Special Meeting at the time and place as set forth in such notice.

          (c) Approvals. The Company shall obtain all necessary approvals for each constituent transaction of the Restructuring Plan as may be necessary, including without limitation (i) the approval of a majority of stockholders for Proposals 2 and 3 as set forth in the Prospectus/Proxy Statement; and (ii) the approval of the New York Stock Exchange for the Reverse Stock Split.

          (d) Rights Offering. Upon approval of Proposals 2 and 3 at the Special meeting, the Company shall proceed with the distribution of Rights, in accordance with the terms of the Rights Offering, pursuant to Section 2.1 hereof.

          (e) Reverse Stock Split. Following completion of the Rights Offering, but prior to the WESAC Debt Conversion and the WESAC Liquidation, the Company shall effect the Reverse Stock Split pursuant to Section 2.4 hereof.

          (f) Actions Before Closing Date. Between the date hereof and the Closing Date, the Company shall not take any action which shall cause it to be in breach of any of its representations, warranties, covenants or agreements contained in this Restructuring Agreement or any other Loan Document. The Company shall use, at its sole cost and expense, all reasonable best efforts to perform its obligations and satisfy all conditions to closing as are hereinafter set forth as soon as practicable, but in no event later than the Closing Date.

5.   Conditions Precedent.

     The obligations of each of the parties hereto to consummate the transactions contemplated by this Restructuring Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by all of the other parties hereto in their sole discretion.

     5.1 Representations and Warranties. The representations and warranties of each party as set forth in this Restructuring Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date, and each party shall have received from every other party a certificate dated the Closing Date and signed by an authorized representative of such party to that effect.

     5.2 Performance of Obligations. Each party shall have performed in all material respects all obligations required under this Restructuring Agreement to be performed by such party on or before the Closing Date, and each party shall have received from every other party a certificate dated the Closing Date and signed by an authorized representative of such party to that effect.

     5.3 Consents and Approvals. All consents, waivers, authorizations and approvals (including but not limited to, the consent, authorization and approval of the stockholders of record of the Company to Proposals 2 and 3 as set forth in the Prospectus/Proxy Statement and the New York Stock Exchange to the Reverse Stock Split) required or desired in connection with the execution, delivery and performance of this Restructuring Agreement shall have been duly obtained and shall be in full force and effect on the Closing Date.

     5.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any governmental or regulatory authority, domestic or foreign, that declares this Restructuring Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect, and no action or proceeding before any court or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, which seeks to prevent or delay the consummation of the transactions contemplated by this Restructuring Agreement or which challenges the validity or enforceability of this Restructuring Agreement, and which in any such case has a reasonable likelihood of success in the opinion of counsel to the Company or to the Wexford Parties.

     5.5 Restructuring Conditions. The following conditions (the "Restructuring Conditions") shall be conditions precedent to the obligations of the parties hereunder, and all of such Restructuring Conditions will be effected as simultaneously as practical.

          (a) Tranche A and Tranche B Loans. All conditions precedent to the funding of the first Tranche A Loan shall have been satisfied, all conditions precedent to the funding of the first Tranche B Loan shall have been duly satisfied, and no Event of Default shall exist or be continuing under the 1998 Credit Agreement.

          (b) SEC Documents. The final SEC Documents, in a form satisfactory to WESAC, shall (i) have been filed by the Company with the SEC under the Act and the Securities Exchange Act of 1934, as amended, and with all necessary or appropriate state securities commissions, agencies and bureaus, and (ii) such final SEC Documents shall have been declared effective by the SEC and shall have been approved or authorized by all requisite state securities commissions, agencies and bureaus.

          (c) Rights Offering. The Rights Offering shall have been duly approved, authorized and conducted, and all the Rights shall have been subscribed (by non-Wexford Parties or under the Stand-by Commitment). The Rights, and the shares of Pre-Split Common Stock deliverable upon subscription under the Rights, shall have been accepted for listing, upon official notice of issuance, on the New York Stock Exchange.

          (d) Reverse Stock Split. The Reverse Stock Split shall have taken place:

               (i) The Company's Certificate of Incorporation shall have been duly amended, after all necessary or appropriate approvals or other actions by the Company's stockholders and its board of directors.

               (ii) The New York Stock Exchange, and all other appropriate self-regulatory organizations, shall have duly approved the Reverse Stock Split as described in the SEC Documents.

          (e) SVB Repayment. All loans made under the SVB Facility shall have been repaid in full using proceeds of the Rights Offering, and all letter of credit obligations under the SVB Facility shall have been collateralized with cash proceeds of the Rights Offering. SVB shall have transferred in immediately available funds, to the Agent, or to the Agent's order, all cash collateral previously posted by WESAC or any other Wexford Party under the SVB Facility. SVB shall have released WESAC and all other Wexford Parties from their guarantees, and released to the Agent all collateral security owned by the Company or its subsidiaries posted in SVB's favor securing the SVB Facility.

          (f) WESAC Liquidation. The Liquidation Plan shall have been approved by the holders of a majority of the outstanding shares of Common stock of WESAC.

          (g) Certain Fees. The Company shall have (i) paid $100,000 to Wexford Management, in cash (the "Wexford Fee"), in consideration of its advice and cooperation in arranging the Restructuring Plan, in immediately available funds or by its good check to the order of Wexford Management, and (ii) delivered $100,000 to the order of the Stand-by Purchasers (in the form of certificates for 549,752 fully paid and non-assessable shares of Pre-Split Common Stock).

     When the Company believes that the conditions precedent to the Restructuring Plan have been duly satisfied in all particulars, a duly authorized officer of the Company shall execute and deliver to the Agent the Company's certificate portion of the cross-receipt. When the Agent is satisfied that all elements of the Agent's Certificate portion of the cross-receipt are true, the Agent's duly authorized officer shall countersign the cross-receipt and deliver a copy to the Company, all on behalf of (and binding upon) all of the Wexford Parties party hereto.

     5.6 Opinion of Counsel to the Company. The Wexford Parties shall have received an opinion, dated as of the Closing Date, from Roger Barzun, Esq., counsel to the Company, substantially in form and substance satisfactory to the Wexford Parties and their counsel.

6.   Agency Provisions.

     6.1 Appointment. Each undersigned Wexford Party hereby appoints Wexford Management as its lawful agent and attorney-in-fact, with full power of substitution, for all purposes under this Restructuring Agreement, the New Credit Line and all of the other Loan Documents. This appointment is coupled with an interest, and the Company as well as the Wexford Parties will rely upon the irrevocable nature of such appointment.

     6.2 Acceptance of Appointment. The Agent hereby accepts such appointment, and agrees to exercise the powers granted hereunder and pursuant to the Loan Documents with the same degree of care it would use if the entire risks and rewards were for its own account.

     6.3 Application of Funds. In the event any monies received from the Company directly or pursuant to any Loan Document is in an amount insufficient to pay all sums due to every Wexford Party, the Agent shall first apply the sum received to its own out-of-pocket costs reasonably reimbursable under the terms of the Loan Documents, and shall pay the balance to the Wexford Parties pro rata in accordance with the amounts then due and owing to each of them.

     6.4 Agent's Liability. The Agent shall not be liable, except for its own negligence or misconduct, and except with respect to claims based upon such negligence or misconduct, that are successfully asserted against the Agent, the Company and the Wexford Parties shall severally indemnify and hold harmless the Agent, and any Person acting as the successor to the Agent, from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of or in connection with the Agent's good faith acceptance of or performance of its duties and obligations under this Restructuring Agreement and/or the Loan Documents. The Agent shall be under no duty to institute any suit, or to take any remedial procedures or to enter any appearance or in any way defend any suit in which it may be made a defendant hereunder until it shall be indemnified as provided herein. The Agent may act pursuant to the advice of counsel with respect to any matter relating to this Restructuring Agreement and/or the Loan Documents, and shall not be liable for any action taken or omitted in accordance with such advice.

     6.5 Resignation of Agent. The Agent (or any successor Agent) may at any time resign as such by delivering to the Company and the Wexford Parties at least fifteen days' written notice of such resignation. Within fifteen days after the giving of such notice, the Agent shall effect a transfer of all funds still held in such Agent's possession to any successor Agent jointly designated by the Company and the Wexford Parties in writing, or in the event no such successor has been designated within such fifteen-day period, to any court of competent jurisdiction, whereupon the Agent shall be discharged of and from any and all further obligations arising in connection with this Restructuring Agreement and/or the Loan Documents. The Agent's sole responsibility following the delivery of a notice of resignation and prior to the delivery of the funds still under the Agent's control to a successor Agent or to a court of competent jurisdiction shall be to safeguard such funds until delivery thereof as aforesaid or pursuant to a joint written disposition instruction by all the other parties hereto or a final order of a court of competent jurisdiction.

7.   Indemnification.

     7.1 Indemnification by the Company. Notwithstanding the closing of the transactions contemplated hereunder and regardless of any investigation at any time made by or on behalf of the Wexford Parties or of any knowledge or information that the Wexford Parties may have, the Company shall indemnify and fully defend, save and hold the Wexford Parties and their respective directors, general and limited partners, officers, employees, agents and attorneys (the "Wexford Indemnitees"), harmless if any Wexford Indemnitee shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including all reasonable attorneys', experts' and consultants' fees), deficiency, interest, penalty, impositions, assessments or fines (collectively, "Losses") arising out of or resulting from, or shall pay or become obliged to pay any sum on account of, any Company Event of Breach. As used herein, "Company Event of Breach" shall be and mean any one or more of the following:

          (a) any untruth or inaccuracy in any representation of the Company or the breach of any warranty of the Company, including without limitation (i) any misrepresentation in, or omission from, any statement, certificate, schedule, exhibit, annex or other document furnished pursuant to the Transaction Documents by the Company (or any of its representatives) to the Wexford Parties (or any representative of the Wexford Parties) and any misrepresentation in or omission from any document furnished to the Wexford Parties in correction with the transactions contemplated by this Restructuring Agreement;

          (b) any failure of the Company duly to perform or observe any term, provision, covenant, agreement or condition contained in the Transaction Documents on the part of the Company to be performed or observed.

     7.2 Indemnification by the Wexford Parties. Notwithstanding the closing of the transactions contemplated hereunder, the Wexford Parties shall indemnify and fully defend, save and hold the Company, and its respective directors, officers, partners, employees, agents and attorneys (the "Company Indemnitees"), harmless if any Company Indemnitee shall at any time or from time to time suffer any Losses arising out of or resulting from, or shall pay or become obligated to pay any sum on account of, any Wexford Event of Breach. As used herein, "Wexford Event of Breach" shall be and mean any one or more of the following:
(a) any untruth or inaccuracy in any representation of the Wexford Parties or the breach of any warranty of the Wexford Parties contained in the Transaction Documents, (b) any failure of the Wexford Parties duly to perform or observe any term, provision, covenant, agreement or condition contained in the Transaction Documents on the part of the Wexford Parties to be performed or observed.

     7.3 Procedures for Indemnification. If a Company Event of Breach or a Wexford Event of Breach (a "Party's Event of Breach") occurs or is alleged and either the Company or the Wexford Indemnitees (a "Party Indemnitee") asserts that the other party has become obligated to it pursuant to Section 7.1 or 7.2, or if any claim is begun, made or instituted as a result of which the other party may become obligated to a Party Indemnitee hereunder, such Party Indemnitee shall give prompt notice to the other party. The Party Indemnitee shall permit the other party (at its expense) to assume the defense of any claim; provided, however, that (a) the counsel for the other party who shall conduct the defense shall be reasonably satisfactory to the Party Indemnitee,
(b) the Party Indemnitee may participate in such defense at its expense, and (c) the omission by the Party Indemnitee to give notice as provided herein shall not relieve the other party of its indemnification obligation except to the extent that such omission results in a failure of actual notice to the other party and the other party is materially damaged as a result of such failure to give notice. Except with the prior written consent of the Party Indemnitee, the other party shall not, in the defense of any such claim, consent to entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting the Party Indemnitee or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Party Indemnitee of a release from all liability with respect to such claim or litigation. In the event that the Party Indemnitee shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the other party might be expected to affect adversely the ability of the Party Indemnitee to conduct its business, or that the Party Indemnitee may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the other party in respect of such claim relating thereto, the Party Indemnitee shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the other party (including without limitation reasonable attorneys' fees and disbursements and other amounts paid as the result of such claim); provided, however, that if the Party Indemnitee does so take over and assume control, the Party Indemnitee shall not settle such claim without the prior written consent of every other party, such consent not to be unreasonably withheld. In the event that every other party does not accept and continue the defense of any matter as provided above, the Party Indemnitee shall have the full right to defend against any such claim and shall be entitled to settle or agree to pay in full such claim.

8.   Termination.

     8.1 Conditions of Termination. Notwithstanding anything to the contrary contained herein, this Restructuring Agreement may be terminated at any time before the Closing Date: (a) by mutual consent of the parties hereto, (b) by either the Company or the Wexford Parties if the other party or parties shall have breached this Restructuring Agreement in any material respect and such breach continues for a period of ten (10) days after the receipt of a written notice of the breach from the non-breaching party, (c) by the Company if, at June 30, 1998, any of the conditions set forth in Section 5 shall not have been met, unless the Company's breach of this Restructuring Agreement is the reason for the failure of such conditions to be satisfied, or (d) by the Wexford Parties if, at June 30, 1998, any of the conditions set forth in Section 5 shall not have been met, unless the Wexford Parties' breach of this Restructuring Agreement is the reason for the failure of such conditions to be satisfied.

     8.2  Effect of Termination.  In the event of termination pursuant to
Section 8.1 this Restructuring Agreement shall become null and void and have no effect, with no liability on the part of the parties, or their directors, officers, agents or stockholders, with respect to this Restructuring Agreement, except for the liability for breach of this Restructuring Agreement, with respect to which, claims may be made pursuant to Sections 7.1 and 7.2 hereinabove.

9.   Miscellaneous.

     9.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Restructuring Agreement made herein or in any certificate or other instrument delivered by one of the parties to this Restructuring Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date), shall be considered to have been relied upon by the other party to this Restructuring Agreement, as the case may be, and shall survive the Closing Date and the consummation of the transactions contemplated by this Restructuring Agreement.

     9.2 Successors and Assigns. Except as otherwise provided in this Restructuring Agreement, no party hereto shall assign this Restructuring Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect; provided, however, that a Wexford Party may assign its rights hereunder, whether before or after the Closing Date, to one or more of its affiliates and to any party providing financing in connection with the transactions contemplated hereby; provided further, that no such assignment shall reduce or otherwise vitiate any of the obligations of the Wexford Parties hereunder. This Restructuring Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

     9.3 Governing Law; Jurisdiction. This Restructuring Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. The parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Restructuring Agreement, and consent to the jurisdiction of, the courts of the Southern District of New York.

     9.4 Broker's and Finder's Fees. Other than the Stand-by Commitment Fee and the Wexford Fee to be paid hereunder, each of the parties represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Restructuring Agreement and insofar as it knows, no other broker or other person is entitled to any commission or finder's fee in connection with any of the transactions contemplated hereby.

     9.5 Severability. In the event that any part of this Restructuring Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Restructuring Agreement shall remain in full force and effect.

     9.6 Notices. All notices, requests, demands and other communications under this Restructuring Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, (iii) on the day after delivery to an overnight courier service, or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

     If to C. Stephen Beal of the Company:

          Wahlco Environmental Systems, Inc.
          3600 West Segerstrom Avenue
          Santa Ana, CA 92704
          Attn.: C. Stephen Beal, President and Chief Executive Officer
          Telephone: (714) 979-7300
          Telecopier: (714) 979-0114

          With a copy to:

          Roger M. Barzun, Esq.
          60 Hubbard Street
          Concord, MA 01742
          Telephone: (978) 287-4275
          Telecopier: (978) 287-4276

     If to the Wexford Parties:

          Wexford Management LLC
          411 West Putnam Avenue
          Greenwich, Connecticut 06830
          Attention: Mark L. Plaumann
          Telephone: (203) 862-7000
          Telecopier: (203) 862-7490

     If to Huta:

          Henry N. Huta
          50 Princess Pine Court
          East Greenwich, RI 02818
          Telephone: (401) 727-1300
          Telecopier: (401) 727-8459

     If to any of Maarten Hemsley, Deborah Louise Hemsley-Schultz and Rebecca Hemsley, to:

          Maarten Hemsley
          Bryanston Management, Ltd.
          82 Powder Point Road
          Duxbury, Massachusetts 02332
          Telephone: (781) 934-2219
          Telecopier: (781) 934-0843

     With a copy to:

          Berlack, Israels & Liberman LLP
          120 West 45th Street
          New York, New York 10036
          Attention: Stephen B. Selbst, Esq.
          Telephone: (212) 704-0100
          Telecopier: (212) 704-0196

     Any party may change its address for the purpose of this Section by giving the other party written notice of its new address in the manner set forth above.

     9.7 Amendments; Waivers. This Restructuring Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance.
Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Restructuring Agreement, in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Restructuring Agreement.

     9.8 Entire Agreement. This Restructuring Agreement and the other Transaction Documents contain the entire understanding between the parties hereto with respect to the transactions contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions.

     9.9 Section and Paragraph Headings. The section and paragraph headings in this Restructuring Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Restructuring Agreement.

     9.10 No Third Party Beneficiaries. This Restructuring Agreement does not create and shall not be construed as creating any rights enforceable by any Person who or which is not a party to this Restructuring Agreement.

     9.11 Gender; Number. As used in this Restructuring Agreement, the masculine shall include the feminine and the neuter, the singular shall include the plural and the plural shall include the singular as the context may require.

     9.12 Counterparts. This Restructuring Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



     IN WITNESS WHEREOF, this Restructuring Agreement has been duly executed and delivered as of the date first above written.


                              WAHLCO ENVIRONMENTAL SYSTEMS, INC.


                              By:
                                 Name:
                                 Title:


                              WES ACQUISITION CORP.


                              By:
                                 Name:
                                 Title:


                              WEXFORD SPECIAL SITUATIONS 1996, L.P.


                              By:
                                 Its General Partner



                              WEXFORD SPECIAL SITUATIONS 1996 LIMITED


                              By:


                              WEXFORD-EURIS SPECIAL SITUATIONS 1996, L.P.


                              By:
                                 Its General Partner



                              WEXFORD MANAGEMENT LLC,
                              individually and as Agent


                              By:
                                 Name:
                                 Title:



                              WEXFORD CAPITAL
                              PARTNERS II, L.P.
                              By:  Wexford Capital Partners, L.P.,
                                  Its General Partner
                              By:  Wexford Capital Corporation,
                                  Its General Partner


                              By:
                                 Name:
                                 Title:



                              WEXFORD OVERSEAS
                              PARTNERS I L.P.
                              By:  Wexford Capital Overseas, L.P.
                                  Its General Partner
                              By:  Wexford Capital Limited
                                  Its General Partner


                              By:
                                 Name:
                                 Title:




                              C. Stephen Beal




                              Henry N. Huta



                              Maarten D. Hemsley



                              Rebecca Hemsley



                              Deborah Louise Hemsley-Schultz


                                                                       EXHIBIT A

                              WES ACQUISITION CORP.
                               PLAN OF LIQUIDATION


          1. Restructuring Agreement. This plan of liquidation (the "Liquidation Plan") of WES Acquisition Corp., a Delaware corporation ("WESAC"), is being adopted pursuant to Section 2.5 of that certain Restructuring Agreement dated as of January 30, 1998 (the "Restructuring Agreement"), by and among the Company, WESAC, Wexford Management, as Agent, Capital Partners, Overseas Partners, the Wexford 1996 Funds and the Individual Parties. Capitalized terms used herein, if not separately defined, shall have the meanings assigned to such terms in the Restructuring Agreement.

          2. Approval and Ratification. This Liquidation Plan shall be deemed adopted by the WESAC Lenders and the stockholders of WESAC upon the execution and delivery of the Restructuring Agreement by (a) stockholders of WESAC (the "WESAC Stockholders") holding at least two thirds of the issued and outstanding shares of common stock of WESAC, and (b) WESAC Lenders holding two-thirds in amount and at least 50% in number of the outstanding claims against WESAC.

          3. Plan of Liquidation. WESAC will cease the active conduct of its business and wind up its affairs and, within the meaning of Section 332 of the Internal Revenue Code of 1986, as amended, will liquidate and distribute all of its assets, if any, in complete liquidation, less any assets retained to meet claims. The liquidation of WESAC will occur promptly, but in any event within one calendar month following the Closing Date.

          4. Assets and Liabilities. On the Closing Date, after consummation of the Rights Offering, the Reverse Stock Split and the WESAC Debt Conversion, the assets of WESAC will consist principally of shares of Company Common Stock. The liabilities of WESAC will consist of the amounts owed to the WESAC Lenders listed on Schedule I attached hereto, which carry the contractual rights of seniority listed thereon, and miscellaneous tax liabilities.

          5.   Distribution of Assets.

               5.1 WESAC Lenders. Promptly following the Closing under the Restructuring Agreement, WESAC shall distribute to the WESAC Lenders, in order of contractual seniority in accordance with Schedule I attached hereto, all of the shares of Company Common Stock owned by WESAC on the Closing Date. For purposes of such distribution, shares of Company Common Stock shall be valued at $1.00 per share. To the extent that any class of WESAC Lenders are not paid in full, payments by WESAC shall be applied first to principal and then to interest.

               5.2 WESAC Stockholders. If, as of the Closing Date, the liabilities of WESAC exceed its liabilities, the WESAC Stockholders agree that they shall receive no distribution in respect of their common stock of WESAC, and that on the Closing Date, such stock shall be canceled.

          6. Cancellation of Stock Certificates and Notes. The distributions in complete liquidation provided for in Section 5 hereof shall be in exchange and solely for the complete satisfaction of the rights of the WESAC Lenders and the WESAC Stockholders. On the Closing Date, each WESAC Creditor and each WESAC Stockholder shall surrender any notes or evidences of indebtedness (in the case of the WESAC Lenders) or stock certificates (in the case of the WESAC Stockholders) representing common stock of WESAC.

          7. Effective Date; Cessation of Business. The effective date of this Liquidation Plan shall be the Closing Date under the Restructuring Agreement. WESAC shall cease doing business immediately upon such Closing Date, except to the extent required to wind up its affairs. As soon thereafter as practicable, but within one calendar month following the Closing Date, WESAC shall make one or more substantial distributions of its assets and liabilities, so that all of such assets and liabilities are distributed to or for the account of the WESAC Lenders and the WESAC Stockholders, as the case may be, within such calendar month. Notwithstanding the foregoing, if the Closing Date under the Restructuring Agreement does not occur on or before June 30, 1998, this Liquidation Plan shall be deemed rescinded nunc pro tunc without necessity of any act or deed on the part of WESAC or any officer, director or WESAC Stockholder.

          8. Dissolution. The officers and directors of WESAC shall proceed with the voluntary dissolution of WESAC under the laws of the State of Delaware at such time as they may deem appropriate, and may withdraw WESAC from qualification in any other state where it may have qualified to do business as a foreign corporation.

          9. Authorization to Execute and File Documents. The officers and directors of WESAC are authorized, empowered, and directed to execute and file all documents which they deem necessary or advisable to carry out the purposes and intentions of this Liquidation Plan, including a certificate of dissolution under the laws of the State of Delaware, and information returns on the appropriate Treasury Department forms, together with income tax returns and the information required by applicable income tax regulations.

          10. Further Assurances; Indemnity. The officers and directors of WESAC are authorized, directed and empowered to do any and all other things in its name and behalf which they may deem necessary or advisable in order to carry out the purposes and intentions of this Plan. Such officers and directors shall be held harmless by WESAC for any action under this Liquidation Plan taken in good faith.



     IN WITNESS WHEREOF, WESAC has caused this Liquidation Plan to be adopted as of this 30th day of January 1998.




                                   WES Acquisition Corp.



                                   By:_____________________



                                   SCHEDULE I


1.   Definitions.  As used herein, the following definitions shall apply:

          "Administrative Reserve" means an amount of cash sufficient to pay all reasonably estimated expenses of the WESAC Liquidation.

          "Class I Claims" means (i) loans from the Wexford 1995 Funds to WESAC in the aggregate principal amount of $2,000,000, the proceeds of which were pledged by the Company to secure the Company's borrowings under the SVB Facility, plus interest on the loans to the Wexford 1995 Funds at the rate of fifteen (15%) percent per annum from the date of such loans to the Closing Date, and (ii) the principal amount of $150,000 evidenced by a note dated May 13, 1996, together with interest at the rate provided therein through the Closing Date. The Class I Claims are held 70% by Wexford Capital Partners II, L.P. and 30% by Wexford Overseas Partners I, L.P.

          "Class II Claims" means (i) the principal amount of $1,500,000 funded by the Wexford 1996 Funds to enable WESAC to loan funds to the Company pursuant to the 1996 Line of Credit, together with interest from the date of each such advance at the rate provided therein to the Closing Date, (ii) $32,000 as a commitment fee for providing the 1996 Line of Credit and (iii) $2,080 to be reimbursed for expenses advanced on behalf of WESAC. As of April 15, 1998, the Class II Claims will be as follows:

          Wexford Special Situations 1996, L.P.             $1,252,528.19
          Wexford Special Situations Institutional, L.P.    $  232,684.58
          Wexford Special Situations 1996 Limited           $   63,459.63
          Wexford-Euris-Special Situations 1996, L.P.       $  323,287.43

          "Class III Claims" means (i) the aggregate principal amount of $4,900,000, together with interest from the date of such advances at rate of thirteen percent (13%) per annum, together with interest through the Closing Date, (ii) the aggregate principal amount of $2,000,000, together with interest at the rate of thirteen percent (13%) through the Closing Date. As of April 15, 1998, the Class III Claims will be as follows:

          C. Stephen Beal                                   $  240,121.94
          Maarten Hemsley                                   $   58,617.55
          Henry Huta                                        $  240,121.94
          Wexford Capital Partners II, L.P.                 $6,344,136.19
          Wexford Overseas Partners I, L.P                  $2,719,871.09

          "1996 Line of Credit" means that certain Agreement dated August 28, 1996 between WESAC and the Company.

2. Payments. The payments to be made by or on behalf of WESAC to the WESAC Lenders and the WESAC Lenders shall be distributed in the following order of priority:

          2.1 Administrative Reserve. On the Closing Date, the Administrative Reserve shall be funded.

          2.2 Class I Claims. In respect of the Class I Claims, the Wexford 1995 Funds shall be paid an amount of cash equal to the amount of cash repaid to WESAC by SVB in connection with the Silicon Valley Bank Repayment, less the amount of cash deposited into the Administrative Reserve (the "Cash Payment"). To the extent that the Cash Payment is insufficient to repay the Class I Claims in full, the holders of Class I Claims shall receive a number of shares of Company Common Stock, valued at $1.00 per share, equal to the difference between the amount of Class I Claims on the Closing Date and the Cash Payment. Any payments in respect of Class I Claims shall be applied first to principal amounts due and then to accrued but unpaid interest.

          2.3 Class II Claims. After the holders of Class I Claims have been paid in full, the holders of Class II Claims shall receive a number of shares of Company Common Stock, valued as $1.00 per share, equal to the amount of the Class II Claims on the Closing Date. Any payment in respect of Claim II Claims shall be applied first to principal amounts due and then to accrued but unpaid interest.

          2.4 Class III Claims. After the holders of Class II Claims have been paid in full, the holders of Class III Claims shall receive all remaining shares of Company Common Stock owned by WESAC, valued as $1.00 per share, pro rata in accordance with their interests. Any payments in respect of Class III Claims shall be applied first to principal amounts due and then accrued but unpaid interest.

          2.5 WESAC Stockholders. The WESAC Stockholders agree that on the Closing Date, their shares of common stock of WESAC shall be canceled, and such WESAC Stockholders shall receive no consideration in exchange therefor.


                                                               EXHIBIT B

                      AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of January 30, 1998

                                      among

                       WAHLCO ENVIRONMENTAL SYSTEMS, INC.

                                  as Borrower,

                              WES ACQUISITION CORP.

                                       and

                        WEXFORD CAPITAL PARTNERS II, L.P.

                        WEXFORD OVERSEAS PARTNERS I, L.P.

                            as the Tranche A Lenders

                                       and

                      WEXFORD SPECIAL SITUATIONS 1996, L.P.
               WEXFORD SPECIAL SITUATIONS 1996 INSTITUTIONAL, L.P.
                     WEXFORD SPECIAL SITUATIONS 1996 LIMITED
                   WEXFORD-EURIS SPECIAL SITUATIONS 1996, L.P.

                                       and

                             WEXFORD MANAGEMENT LLC

                            as Agent for the Lenders




                         INDEX OF EXHIBITS AND SCHEDULES



Exhibit A-1    -  Tranche A Note
Exhibit A-2    -  Tranche B Note
Exhibit B      -  First Amendment to Guaranty
Exhibit C-1    -  First Amendment to Patent Assignment
                   of Wahlco Environmental Systems, Inc.
Exhibit C-2       First Amendment to Patents Assignment of Wahlco, Inc.
Exhibit C-3       First Amendment to Patent Assignment of Wahlco
                   International, Inc.
Exhibit D      -  First Amendment to Security Agreement
Exhibit E      -  First Amendment to Stock Pledge Agreement

Schedule 3.6      Defaults
Schedule 3.10     Taxes





          AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 30, 1998 (the "1998 Credit Agreement"), among (a) WAHLCO ENVIRONMENTAL SYSTEMS, INC., a Delaware corporation ("Borrower"); (b) WES ACQUISITION CORP., a Delaware corporation ("WESAC") and (c) WEXFORD CAPITAL PARTNERS II, L.P., a Delaware limited partnership ("WCP"), WEXFORD OVERSEAS PARTNERS I, L.P., a Delaware limited partnership ("WOSP") (WCP and WOSP collectively, the "Tranche A Lenders"), WEXFORD SPECIAL SITUATIONS 1996, L.P., a Delaware limited partnership, WEXFORD SPECIAL SITUATIONS 1996 INSTITUTIONAL, L.P., a Delaware limited partnership, WEXFORD SPECIAL SITUATIONS 1996 LIMITED, a Cayman Islands exempted company, and WEXFORD-EURIS SPECIAL SITUATIONS 1996, L.P., a Delaware limited partnership (collectively together with the Tranche A Lenders, the "Lenders"); and WEXFORD MANAGEMENT LLC, a Connecticut limited liability company, as administrative and collateral agent for the Lenders (the "Agent").

                                    RECITALS

     A. Borrower and WESAC have entered into a series of related credit and collateral security agreements, starting with the Term Loan Agreement, dated as of July 28, 1995, related collateral security instruments, the Side Letter dated May 9, 1996 from the Borrower to WESAC, and the 1996 Financing Letter dated August 28, 1996 from the Borrower to WESAC; such series, taken as a whole and, as amended, supplemented or otherwise modified to date (the "Existing Credit Lines").

     B. Pursuant to a Restructuring Agreement of even date herewith (the "Restructuring Agreement"), on the Closing Date, the Lenders have agreed, among other things, to convert the Wexford Conversion Debt now outstanding under the Existing Credit Lines into shares of the Borrower's Common Stock, par value $.10 per share, at the rate of one share of Common Stock for each $1.00 of such indebtedness.

     C. The Lenders are now prepared to make Tranche A Loans and Tranche B Loans to Borrower on the terms and conditions specified herein.

     D. The Lenders require, among other conditions precedent, that certain Collateral Documents by Borrower in favor of WESAC be amended and restated to clarify and expressly state that (i) new advances hereunder shall be fully secured under those Collateral Documents and (ii) all collateral security interests previously granted to WESAC shall be assigned by WESAC to the Agent for the benefit of WESAC and the Lenders.

     E. It is one of several conditions precedent to such restructuring that this 1998 Credit Agreement be executed and delivered, to novate the Existing Credit Lines to replace WESAC as a Lender, and to substitute the Agent for WESAC as named secured party for the benefit of the Lenders, all as more fully set forth below.

1.     DEFINITIONS

          In addition to the defined terms appearing above, capitalized terms used in this 1998 Credit Agreement shall have (unless otherwise provided elsewhere in this 1998 Credit Agreement) the following respective meanings when used herein:

          1.1. "Account Debtor" shall mean any Person who is or who may become obligated to Borrower or any of its Subsidiaries under, with respect to, or on account of, an Account.

          1.2. "Accounts" shall mean all accounts, accounts receivable, other receivables, contract rights, chattel paper, instruments, documents, and notes, whether now owned or hereinafter acquired by Borrower or any of its Subsidiaries.

          1.3. "Affiliate" shall mean, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (iii) each of such Person's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

          1.4. "Ancillary Agreements" shall mean all those agreements as to which Borrower, the Lenders or the Agent is a party or a beneficiary on the Closing Date with respect to any of the transactions contemplated by the Loan Documents or the Restructuring Agreement.

          1.5. "Borrower" shall mean Wahlco Environmental Systems, Inc., a Delaware corporation having an office at 3600 West Segerstrom Avenue, Santa Ana, California 92704-6495.

          1.6. "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

          1.7. "Capital Expenditures" shall mean all payments for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and which are required to be capitalized under GAAP.

          1.8. "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet, other than, in the case of Borrower or a Subsidiary of Borrower, any such lease under which Borrower or such Subsidiary is the lessor.

          1.9. "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

          1.10. "Cash Equivalents" shall have the meaning assigned to it in Section 7.2 hereof.

          1.11. "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental (including, without limitation, PBGC) taxes at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) Borrower's or any of its Subsidiaries' employees, payroll, income or gross receipts, (iv) Borrower's or any of its Subsidiaries' ownership or use of any of its assets, or (v) any other aspect of Borrower's or any of the Subsidiaries' business.

          1.12.          "Chase" means The Chase Manhattan Bank.

          1.13. "Chase Facility" means a non-committed line of credit, arranged and guaranteed by the Lenders. As at the date hereof, Borrower had borrowings outstanding aggregating $2.65 million (the "Chase Facility Baseline Amount").

          1.14. "Chase Facility Tranche A Commitment Reduction Amount" means the excess, if any, of (x) Borrower's aggregate borrowings under the Chase Facility prior to the Restructuring Date, over (y) the Chase Facility Baseline Amount.

          1.15. "Chase Facility Tranche B Commitment Reduction Amount" means the excess, if any, of (x) Borrower's aggregate borrowings under the Chase Facility from and after the Restructuring Date over (y) the amount of Borrower's borrowings under the Chase Facility on the Restructuring Date.

          1.16. "Closing Date" shall mean the date the Lenders make the initial Tranche A Loan.

          1.17. "Code" shall mean the Uniform Commercial Code of the jurisdiction with respect to which such term is used, as in effect from time to time.

          1.18. "Collateral" shall mean the collateral covered by the Security Agreement, the Patent Assignments, and the Pledged Collateral covered by the Stock Pledge Agreement (as such term is defined therein).

          1.19. "Collateral Documents" shall mean the Security Agreement, the Patent Assignments and the Stock Pledge Agreement.

          1.20. "Commission" means the Securities and Exchange Commission or any successor thereto.

          1.21.          "Commitment Termination Date" shall mean June 30, 1998.

          1.22. "Compensation" shall mean, with respect to any Person, all payments and accruals commonly considered to be compensation, including, without limitation, all wages, salary, deferred payment arrangements, bonus payments and accruals, profit sharing arrangements, payments in respect of stock option or phantom stock option or similar arrangements, stock appreciation rights or similar rights, incentive payments, pension or employment benefit contributions or similar payments, made by Borrower to or accrued for the account of such Person or otherwise for the direct or indirect benefit of such Person.

          1.23. "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

          1.24. "Due Date" shall mean the date on which payment is due with respect to an Account, as indicated on the invoice or statement of Account rendered to the Account Debtor.

          1.25. "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

          1.26. "Event of Default" shall have the meaning assigned to it in Section 9.1 hereof.

          1.27. "Financials" shall mean the financial statements referred to in Section 4.6(a) hereof.

          1.28. "Fiscal Year" shall mean the calendar year. Subsequent changes of the fiscal year of Borrower shall not change the term "Fiscal Year," unless the Lenders shall consent in writing to such changes.

          1.29. "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

          1.30. "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          1.31. "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

          1.32. "Guarantor" shall mean each Subsidiary of Borrower, each of which is executing and delivering to the Agent on behalf of the Lenders the Guaranty.

          1.33. "Guaranty" shall mean the existing Guaranty dated as of July 25, 1995, between Borrower and WESAC, as amended by the First Amendment thereto, and as may be amended from time to time hereafter.

          1.34. "Indebtedness" of any Person shall mean (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments,
(iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations, (v) all Guaranteed Indebtedness,
(vi) all Indebtedness referred to in clause (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) the Obligations, and (viii) all liabilities under Title IV of ERISA.

          1.35. "Inventory" shall mean any and all now owned or hereafter acquired inventory, goods, merchandise, and other tangible personal property intended for sale or lease, in the custody or possession, actual or constructive, of Borrower or any of its Subsidiaries, or in transit to Borrower or any of its Subsidiaries, including such inventory as is on consignment to third parties, leased to customers of Borrower or any of its Subsidiaries, or otherwise temporarily out of the custody or possession of Borrower or any of its Subsidiaries.

          1.36. "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

          1.37. "IRS" shall mean the Internal Revenue Service, or any successor thereto.

          1.38. "Leases" shall mean all of those leasehold estates in real property now owned or hereafter acquired by Borrower or any Subsidiary of Borrower, as lessee.

          1.39. "Lenders" shall mean the initial Lenders defined in the Preamble, but excluding WESAC (and the Borrower as successor by merger) from and after the date the WESAC Merger is effected, and adding or substituting any assignees or alternate Lender or Lenders the lenders may from time to time nominate by written notice to the Borrower.

          1.40. "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

          1.41. "Loan" or "Loans" shall mean the Tranche A and the Tranche B Loans.

          1.42. "Loan Documents" shall mean this 1998 Credit Agreement, the Tranche A and Tranche B Notes, the Collateral Documents, the Guaranty, those other Ancillary Agreements as to which the Lenders or the Agent is a party or a beneficiary on the Closing Date, and all other agreements, instruments, documents and certificates, including, without limitation, pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of Borrower or any of its Affiliates, or any employee of Borrower or any of its Affiliates, and delivered to the Agent or any Lender in connection with this 1998 Credit Agreement or the transactions contemplated hereby, and all amendments or supplements to any of the foregoing.

          1.43. "Loan Party" shall mean Borrower and each Subsidiary of Borrower.

          1.44. "Material Adverse Effect" shall mean material adverse effect on (i) the business, assets, operations, prospects or financial or other condition of Borrower and its Subsidiaries taken as a whole, (ii) Borrower's and its Subsidiaries' collective ability to pay the Obligations in accordance with the terms thereof, or (iii) the Collateral or Lenders' Liens on the Collateral or the priority of any such Lien.

          1.45. "1998 Credit Agreement" shall mean this Agreement, and all amendments, modifications and supplements hereto and any appendices, exhibits or schedules to any of the foregoing, and shall refer to this 1998 Credit Agreement as the same may be in effect at the time such reference becomes operative.

          1.46. "Obligations" shall mean all loans, advances, debts, liabilities, and obligations for monetary amounts (whether or not such amounts are liquidated or determinable) owing by Borrower or any of its Subsidiaries or all of them to any Lenders, or any Subsidiary or Affiliate of a Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Loan Documents. This term includes, without limitation, the Wexford Conversion Debt (prior to the Restructuring Date), any surviving obligations of Borrower under the Existing Credit Lines, the Tranche A and Tranche B Loans, and any amounts payable to Chase or its affiliates on account of the Company's obligations under the Chase Facility and any and all other, future advances, as well as all interest, Commitment Fees, charges, expenses, attorneys' fees and any other sum chargeable to Borrower or any or all of its Subsidiaries under any of the Loan Documents.

          1.47. "Patent Assignments" shall mean the existing Patent Assignments, each dated as of July 25, 1995 between Borrower and WESAC, Wahlco, Inc. and WESAC, and Wahlco International, Inc. and WESAC, in each case as amended by the First Amendment thereto, substantially in the form of Exhibits C-1, C-2 and C-3 attached hereto and as may be amended from time to time hereafter.

          1.48. "Permitted Encumbrances" shall mean the following encumbrances: (i) Liens for taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of this 1998 Credit Agreement; (ii) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation;
(iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Borrower or any of its Subsidiaries is a party as lessee made in the ordinary course of business;
(iv) deposits securing public or statutory obligations of Borrower or any of its Subsidiaries; (v) workers', mechanics', suppliers', carriers', warehousemen's or other similar liens arising in the ordinary course of business and securing indebtedness aggregating not in excess of $100,000 at any time outstanding, not yet due and payable; (vi) deposits securing or in lieu of surety, appeal or customs bonds in proceedings to which Borrower or any of its Subsidiaries is a party; (vii) any attachment or judgment lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay; (viii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates; and (ix) Liens on cash and Cash Equivalents to secure Letter of Credit Obligations, and (x) prior to the Restructuring Date, Liens in favor of Silicon Valley Bank.

          1.49. "Person" shall mean any individual, sole proprietor-ship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          1.50. "Plan" shall mean, with respect to Borrower or any ERISA Affiliate, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which Borrower or any of its Subsidiaries maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          1.51. "Required Lenders" shall mean, as of any date, the holders of Notes evidencing at least a majority of the aggregate unpaid principal amount of the Loans; provided, however, that any amendment to, modification of or supplement to this 1998 Credit Agreement or waiver of a Default or an Event of Default hereunder that would have the effect of reinstating the obligations to make Loans from and after the date such obligations have been terminated or changing the terms of, amount of or obligation to make Loans shall require the affirmative consent thereto of each Lender whose obligations would be so increased.

          1.52. "Reserves" shall mean such reserves for doubtful accounts, returns, allowances and the like as may be established by Borrower or any Subsidiary or as may otherwise be required in accordance with GAAP.

          1.53. "Restricted Lease" shall mean, as at any date, any lease of property (whether real, personal or mixed) other than Capital Leases.

          1.54. "Restricted Payment" shall mean (i) the declaration of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Borrower's Stock or (ii) any payment on account of the purchase, redemption or other retirement of Borrower's Stock or any other payment or distribution made in respect thereof, either directly or indirectly.

          1.55. "Restructuring Date" means the closing date under the Restructuring Agreement.

          1.56. "SEC Documents" means each report or filing made by Borrower with the Commission.

          1.57. "Security Agreement" shall mean the Security Agreement dated as of July 25, 1995, between Borrower and WESAC, as amended by the First Amendment thereto, and as may be amended from time to time hereafter.

          1.58. "Stock" shall mean all shares, options, warrants, general or limited partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

          1.59. "Stock Pledge Agreement" shall mean the Stock Pledge Agreement dated as of July 25, 1995, between Borrower and WESAC, as amended by the First Amendment thereto, and as may be amended from time to time hereafter.

          1.60.          "Subsidiary" shall mean, with respect to any Person,
(a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, and (b) any partnership in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

          1.61. "Termination Date" shall mean the date on which all Existing Credit Lines and any other Obligations hereunder have been completely discharged and Borrower shall have no further right to borrow any monies hereunder.

          1.62. "Tranche A Commitment" shall mean the Lenders' commitment to make the Tranche A Loans under Section 2.2.

          1.63. "Tranche A Commitment Termination Date" shall mean the earliest of (a) the Restructuring Closing Date, (b) June 30, 1998, or (c) the date Tranche A Commitment terminates pursuant to Section 8.2.

          1.64.          "Tranche A Loan" shall have the meaning assigned in
Section 2.2(a).

          1.65.          "Tranche A Note" shall have the meaning assigned in
Section 2.2(b).

          1.66. "Tranche B Commitment" shall mean the Lenders' commitment to make the Tranche B Loans under Section 2.2.

          1.67. "Tranche B Commitment Termination Date" shall mean the earlier of (a) December 31, 2000, or (b) the date the Tranche B Commitment is terminated pursuant to Section 8.2.

          1.68.          "Tranche B Loan" shall have the meaning assigned in
Section 2.2(a).

          1.69.          "Tranche B Note" shall have the meaning assigned in
Section 2.2(b).

          1.70. "Wexford Conversion Debt" shall mean all Obligations owed or accrued as of the Closing Date under the Existing Credit Lines.

          1.71. "Welfare Plans" shall mean any welfare plan, as defined in Section 3(1) of ERISA, which is maintained or contributed to by Borrower, any of its Subsidiaries or any ERISA Affiliate.

          1.72. "Withdrawal Liability" means, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

          1.73. Accounting Terms. Any accounting term used in this 1998 Credit Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied.
That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. All other undefined terms contained in this 1998 Credit Agreement shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this 1998 Credit Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this 1998 Credit Agreement.

          1.74. Gender. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

2.        AMOUNT AND TERMS OF CREDIT

          2.1. Wexford Conversion Debt The Existing Credit Lines and all the obligations of Borrower and each Loan Party with respect thereto shall continue in full force and effect as regards the Wexford Conversion Debt, and shall govern the amount and terms of the Wexford Conversion Debt, unless and until the conversion thereof into Common Stock of Borrower is consummated pursuant to Section 2.2 of the Restructuring Agreement, whereupon the Wexford Conversion Debt shall be paid and discharged in accordance with the terms thereof, subject to the survival of all existing indemnities of Borrower, which shall henceforth run in favor of Agent on behalf of all the Lenders.

               2.2. Tranche A Line (a) Upon and subject to the terms and conditions hereof, the Tranche A Lenders agree to make available until the Tranche A Commitment Termination Date, for Borrower's use one or more loans (each a "Tranche A Loan") in an aggregate amount not to exceed (x) $3,000,000, minus (y) the Chase Facility Tranche A Commitment Reduction Amount from time to time in effect (the "Tranche A Line").

               (b) Each Tranche A Loan made by the Tranche A Lenders shall be evidenced by a promissory note to be executed and delivered by Borrower at the time of the first Tranche A Loan, the form of which is attached hereto and made a part hereof as Exhibit A-1 (the "Tranche A Note"). The stated maturity of the Tranche A Note shall be the Restructuring Closing Date, provided that if the Tranche A Loans are not prepaid in full from the proceeds of the Rights Offering as set forth in Section 2.1 of the Restructuring Agreement, the unpaid principal balance of the Tranche A Note shall have a stated maturity of December 31, 2000.

          2.3.      Tranche B Line.     (a)  Upon and subject to the terms and
conditions hereof, the Lenders agree to make available, from the Restructuring Closing Date to and including the Tranche B Commitment Termination Date, for Borrower's use one or more advances (each a "Tranche B Loan") in an aggregate amount not to exceed (x) $2,500,000, minus (y) the Chase Facility Tranche B Commitment Reduction Amount from time to time in effect (the "Tranche B Line").

               (b) Each Tranche B Loan made by the Lenders shall be evidenced by a promissory note to be executed and delivered by Borrower at the time of the first Tranche B Advance, the form of which is attached hereto and made a part hereof as Exhibit A-2 (the "Tranche B Note"). The Tranche B Note shall have a stated maturity of December 31, 2000.

          2.4.      Optional Prepayment.     Borrower shall have the right at
any time, on ten days' prior written notice to Lenders, to prepay first the Tranche A Loans, and then the Tranche B Loans, in minimum amounts of $50,000 and integral multiples thereof, without premium or penalty. Amounts prepaid may not be reborrowed. Each prepayment shall be accompanied by accrued but unpaid interest on the amount prepaid.

          2.5. Notice of Borrowing; Use of Proceeds. Each Tranche A Loan or Tranche B Loan shall be made on not less than three Business Days' Notice to the Agent, and shall be accompanied by a proposed use of proceeds, which use of proceeds shall be reasonably acceptable to the Agent. Borrower shall use the proceeds of the Tranche A and Tranche B Loans made hereunder for purposes specified in the applicable notice of borrowing.

          2.6. Interest. The unpaid principal balance of the Tranche A Loans and the Tranche B Loans shall bear interest at the rate of 13% per annum until maturity, and any amount not paid when due shall bear interest at the rate of 15% per annum, in either case based upon a year of 365 or 366, as the case may be, days for actual days elapsed. Interest shall be payable semi-annually in arrears on the last day of each June and January, commencing on June 30, 1998.

          2.7.      Assignment of Security Interest.   Effective upon the
execution and delivery of this Agreement, WESAC hereby assigns to the Agent, for the benefit of all the Lenders, all Liens and security interests held by WESAC as of the date hereof. Borrower consents to such assignment and agrees that such Liens and security interests shall secure all Obligations under the Existing Credit Liens and under this 1998 Credit Agreement.

          2.8. Receipt of Payments. Borrower shall make each payment under this 1998 Credit Agreement not later than 3:00 P.M. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to Lenders' depository bank as designated by the Agent on behalf of the Lenders from time to time for deposit in Lenders' depository account.
For purposes only of computing interest hereunder, all payments shall be applied by Lenders on the day payment has been credited by Lenders' depository bank to Lenders' account in immediately available funds.

          2.9. Indemnity. Borrower shall indemnify and hold Lenders and the Agent harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including, without limitation, reasonable attorneys' fees and disbursements, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any of them as the result of its having entered into any of the Loan Documents or extended credit hereunder; provided, however, that Borrower shall not be liable for such indemnification to any Lender or the Agent to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from such Lender's or the Agent's gross negligence or willful misconduct.

          2.10. Access. The Agent, the Lenders and any of their officers, employees and/or agents shall have the right, exercisable as frequently as the Agent or the Lenders reasonably determine to be appropriate, during normal business hours (or at such other times as may reasonably be requested by the Agent and the Lenders, to inspect the properties and facilities of Borrower and the Subsidiaries and to inspect, audit and make extracts from all of Borrower's and such Subsidiaries' records, files and books of account. Borrower shall deliver any document or instrument reasonably necessary for the Agent and the Lenders, as any of them may reasonably request, to obtain records from any service bureau maintaining records for Borrower or its Subsidiaries, and shall maintain duplicate records or supporting documentation on paper or other media, including, without limitation, computer tapes and discs owned by Borrower and its Subsidiaries. Borrower shall instruct its and its Subsidiaries' banking and other financial institutions to make available to the Agent and the Lenders such information and records as the Agent and Lenders may reasonably request.

3.        REPRESENTATIONS AND WARRANTIES

          To induce each Lender to make the Tranche A and Tranche B Loans, as herein provided for, Borrower makes the following representations and warranties to Lenders, each and all of which shall be true and correct as of the date hereof, and shall survive the execution and delivery of this 1998 Credit
Agreement:

          3.1. Corporate Existence; Compliance with Law. Borrower and each Subsidiary of Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure to so qualify or to be in good standing would not have a Material Adverse Effect); (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (v) is in compliance with its certificate or articles of incorporation and by-laws; and (vi) is in compliance with all applicable provisions of law where the failure to comply would have a Material Adverse Effect.

          3.2. Subsidiaries. The Borrower's Subsidiaries have been disclosed in its SEC Documents.

          3.3.      Corporate Power; Authorization; Enforceable Obligations.
The execution, delivery and performance by Borrower and its Subsidiaries of the Loan Documents, Ancillary Documents and all instruments and documents to be delivered by Borrower and its Subsidiaries, to the extent they are parties thereto, hereunder and thereunder and the creation of all Liens provided for herein and therein: (i) are within Borrower's and its Subsidiaries' corporate power; (ii) have been, or by the Closing Date will be, duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of Borrower's or its Subsidiaries' respective certificates or articles of incorporation or by-laws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries or any of their property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of Borrower or any of its Subsidiaries other than those in favor of the Agent and the Lenders, all pursuant to the Loan Documents; and (vii) do not require the consent or approval of any Governmental Authority or any other Person. At or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered for the benefit of or on behalf of Borrower or its Subsidiaries, as the case may be, and each shall then constitute a legal, valid and binding obligation of Borrower or its Subsidiaries, to the extent they are parties thereto, enforceable against them in accordance with its terms.

          3.4.      Financial Statements.

          (a) All of the following balance sheets and statements of income, retained earnings and cash flows of Borrower, copies of which have been furnished to Lenders prior to the date of this 1998 Credit Agreement, have been, except as noted therein, prepared in conformity with GAAP consistently applied throughout the periods involved and present fairly the consolidated financial position of Borrower in each case at the dates thereof, and the results of operations and cash flows for the periods then ended (as to the unaudited interim financial statements, subject to normal year-end audit adjustments):

               (i) the unaudited consolidated balance sheet of Borrower at September 30, 1997, and the related consolidated statements of income, retained earnings and cash flows for the three months ending on such date; and

               (ii) the audited consolidated balance sheet of Borrower as at December 31, 1996, and the related consolidated statements of income, retained earnings and cash flows for the year then ended, with the opinion thereon of Arthur Andersen & Co., LLP.

          (b) Borrower, as of September 30, 1997, had no obligations, contingent liabilities or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the consolidated financial statements of Borrower and its Subsidiaries and which would have a Material Adverse Effect.

          (c) There has been no material adverse change in the business, assets, operations, prospects or financial or other condition of Borrower and its Subsidiaries taken as a whole since September 30, 1997 (it being understood that, subsequent to the Closing Date, this representation and warranty shall be subject to the fact that Borrower shall have incurred the Obligations hereunder). No dividends or other distributions have been declared, paid or made upon any shares of capital Stock of Borrower or any of the Subsidiaries, nor have any shares of capital Stock of Borrower or any of the Subsidiaries been redeemed, retired, purchased or otherwise acquired for value by Borrower or Subsidiaries since September 30, 1997.

          3.5.      Ownership of Property; Liens    Borrower or its Subsidiaries
owns good and marketable fee simple title to all of the Real Estate owned by it or such Subsidiaries and Borrower or such Subsidiaries have good, valid and marketable leasehold interests in the Leases to which the Borrower or any Subsidiary is a party, and good and marketable title to, or valid leasehold interests in, all of its other properties and assets, and none of the properties and assets of Borrower and its Subsidiaries, including, without limitation, the Real Estate and Leases, is subject to any Liens, except (i) Permitted Encumbrances and (ii) from and after the Closing Date, the Lien in favor of the Agent and the Lenders pursuant to the Collateral Documents; and Borrower and its Subsidiaries have duly effected all recordings, filings and other actions necessary to establish, protect and perfect Borrower's and its Subsidiaries' right, title and interest in and to all such property except where the failure to have received such documents or effected such actions will not, in the aggregate, have a Material Adverse Effect.

          3.6. No Default. Except as set forth on Schedule 3.6, neither Borrower nor any of its Subsidiaries is in default, nor to Borrower's knowledge, is any third party in default, under or with respect to any contract, agreement, lease or other instrument to which it is a party, except for any default which (either individually or collectively with other defaults arising out of the same event or events) would not have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          3.7. Burdensome Restrictions. No contract, lease, agreement or other instrument to which Borrower or any of its Subsidiaries is a party or is bound and no provision of applicable law or governmental regulation has a Material Adverse Effect, or insofar as Borrower can reasonably foresee may have a Material Adverse Effect.

          3.8. Labor Matters. There are no strikes or other labor disputes against Borrower or any of its Subsidiaries pending or, to Borrower's knowledge, threatened which, if adversely determined, would have a Material Adverse Effect. All payments due from Borrower or any of its Subsidiaries on account of employee health and welfare insurance which would have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of Borrower or such Subsidiary. Neither Borrower nor any of its Subsidiaries has any obligation under any collective bargaining agreement or any employment agreement. There are no complaints or charges against Borrower or any of its Subsidiaries pending or threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower or any Subsidiary of any individual.

          3.9. Other Ventures. Except for the Borrower's 34% interest in Bachmann India, Ltd., neither Borrower nor any Subsidiary has any equity interest in, or is engaged in, any partnership with any other Person.

          3.10. Taxes. Except as set forth on Schedule 3.10, all federal, state, local and foreign tax returns, reports and statements required to be filed by Borrower and its Subsidiaries have been filed with the appropriate Governmental Authority and all Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Each of Borrower and its Subsidiaries has paid when due and payable all Charges required to be paid by it. Proper and accurate amounts have been withheld by Borrower and its Subsidiaries from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies. Neither Borrower nor any of its Subsidiaries are currently being audited by the IRS or any other applicable Governmental Authority. Neither Borrower nor any of its Subsidiaries has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Neither Borrower nor any of its Subsidiaries has filed a consent pursuant to IRC Section 341(f) or agreed to have IRC Section 341(f)(2) apply to any dispositions of subsection (f) assets (as such term is defined in IRC Section 341(f)(4)). None of the property owned by Borrower or any of its Subsidiaries is property which such company is required to treat as being owned by any other Person pursuant to the provisions of IRC Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of IRC Section 168(h). Neither Borrower nor any of its Subsidiaries has agreed or has been requested to make any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise. Neither Borrower nor any of its Subsidiaries has any obligation under any written tax sharing agreement.

          3.11. ERISA. Neither the Company nor any Subsidiary has any Plan subject to regulation under ERISA except for its 401(k) plan.

          3.12. No Litigation. No action, claim or proceeding is now pending or, to the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which, if determined adversely, could have a Material Adverse Effect, nor to the knowledge of Borrower does a state of facts exist which is reasonably likely to give rise to such proceedings. None of the matters set forth therein questions the validity of any of the Loan Documents or any action taken or to be taken pursuant thereto, or would have either individually or in the aggregate a Material Adverse Effect.

          3.13. Patents, Trademarks, Copyrights and Licenses. Borrower and its Subsidiaries own all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct their business as heretofore conducted by them, now conducted by them and proposed to be conducted by them. To the best of their knowledge, Borrower and its Subsidiaries conduct their respective businesses without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, except where such infringement or claim of infringement would not have a Material Adverse Effect. To Borrower's knowledge, there is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of Borrower or any of its Subsidiaries.

          3.14. Liens. Except for Permitted Encumbrances, the Liens granted to the Agent for the benefit of the Lenders pursuant to the Collateral Documents will at the Closing Date be fully perfected first priority Liens in and to the Collateral described therein.

          3.15. Full Disclosure. No information contained in this 1998 Credit Agreement, the other Loan Documents, the Financial Statements or any written statement furnished by or on behalf of Borrower or its Subsidiaries pursuant to the terms of this 1998 Credit Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which made.


4.        CONDITIONS PRECEDENT

          4.1. Conditions to Initial Tranche A Loan. Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of the Agent or any Lender hereunder, Borrower shall have no rights under this Agreement (but shall have all applicable obligations hereunder), and no lender shall be obligated to make any Loan hereunder, unless and until Borrower shall have delivered to the Agent, in form and substance satisfactory to the Agent and each Lender and (unless otherwise indicated, each dated the Closing Date):

          (a) The Tranche A Loan Note payable to the order of the Agent, duly executed by Borrower.

          (b) A favorable opinion of Roger M. Barzun, Esq., counsel to the Borrower and its Subsidiaries (each a "Loan Party," and collectively, the "Loan Parties"), in form and substance satisfactory to the Agent and its counsel;

          (c) Resolutions of the board of directors of each Loan Party, certified by the Secretary or Assistant Secretary of such Loan Party, as of the Closing Date, to be duly adopted and in full force and effect on such date, authorizing (i) the consummation of each of the transactions contemplated by the Loan Documents and (ii) specific officers to execute and deliver this Agreement and the other Loan Documents.

          (d) Governmental certificates, dated the most recent practicable date prior to the Closing Date, showing that each Loan Party is organized and in good standing in the jurisdiction of its organization and is qualified as a foreign corporation and in good standing in all other jurisdictions in which it is qualified to transact business.

          (e) The Security Agreement, duly executed and delivered by borrower; the Stock Pledge Agreement, duly executed and delivered by Borrower and each Subsidiary owning Stock of other Subsidiaries or Borrower; the Patent Assignments duly executed by Borrower and its Subsidiaries; and the Guaranty, duly executed and delivered by each Guarantor; together with:

               (i) acknowledgment copies of proper Financing Statements (Form UCC-1) or Amendment to/Assignment of Financing Statements (Form UCC-3), duly filed under the Uniform Commercial Code of each jurisdiction as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests created by the Security Agreement;

               (ii) certified copies of requests for Information or Copies (Form UCC-11), or equivalent reports, listing the Financing Statements and Amendment/Assignment thereof referred to in paragraph (i) above and all other effective financing statement which name Borrower or any of its Subsidiaries (under this present name and any previous name) as debtor and which are filed in the jurisdictions referred to in said paragraph (i), together with copies of such other financing statements (none of which shall cover the Collateral purported to be covered by the Security Agreement);

               (iii) evidence of the completion of all recordings and filing of the Security Agreement and Patent Assignments as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests and liens created by the Security Agreement and Patent Assignments;

               (iv) evidence that all other actions necessary or, in the opinion of the Agent, desirable to perfect and protect the security interests created by the Security Agreement and Patent Assignments have been taken.

          (f) A certificate of the chief executive officer and chief financial officer of Borrower, satisfactory in form and substance to the Agent, stating that all of the representations and warranties of the Loan Parties contained herein or in any of the Loan Documents are correct on and as of the Closing Date as though made on and as of such date, and no event has occurred and is continuing, or would result from a Tranche A Loan, which constitutes or would constitute a Default or an Event of Default.

          (g) Certificates of the Secretary or an Assistant Secretary of each Loan Party, dated the Closing Date, as to the incumbency and signatures of the officers of such Loan Party executing this Agreement, the Tranche A Note, any of the Loan Documents and any other certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

          (h) Such additional information and materials as the Agent may reasonably request, including, without limitation, copies of any debt agreement, security agreements and other material contracts.

          4.2. Conditions Precedent to Tranche B Loans. Notwithstanding any other provision of this 1998 Credit Agreement and without affecting in any manner the rights of the Agent or any Lender, unless and until:

          (a) the Restructuring Conditions, as defined in the Restructuring Agreement, shall all have been fulfilled (or with the consent of the Agent) duly waived, and the Agent shall have so confirmed by delivering to the Borrower the Agent's Certificate in the form attached to the form of Cross-Receipt attached to the Restructuring Agreement.

          (b) The Borrower shall have delivered to the Agent, duly executed by Borrower's Tranche B Note, payable to the order of the Agent; and

          (c) If requested by the Agent, a favorable opinion of Roger M. Barzun, Esquire, counsel to the Loan Parties, in form and substance satisfactory to the Agent and its counsel.

          4.3.      Conditions Precedent to All Tranche A and Tranche B Loans.

          (a) No default or Event of Default shall have occurred and be continuing.

          (b)  All of Borrower's representations and warranties set forth in
Section 3 of this 1998 Credit Agreement, or those of any Loan Party elsewhere in the Loan Documents, shall be true and correct in all material respects on and as of the proposed disbursement date.

Each request for a Tranche A or Tranche B Loan shall be deemed an express representation that each of the aforesaid conditions is met.


5.        FINANCIAL STATEMENTS AND INFORMATION

          5.1 Reports and Notices. Borrower covenants and agrees that it shall deliver to the Agent, within thirty (30) days following the end of each month, the financial statements and reports referred to as the "Monthly Reporting Package," consistent with past practice. Borrower also agrees to provide Lender with such other financial information concerning Borrower's results of operations and financial condition as Lender may reasonably request from time to time.

          5.2 Communication with Accountants. Borrower authorizes the Agent and the Lenders to communicate directly with its independent certified public accountants and tax advisors and authorizes those accountants to disclose to the Agent or any Lender any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of Borrower and any of its Subsidiaries.

6.        AFFIRMATIVE COVENANTS

          Borrower covenants and agrees that, unless the Lenders shall otherwise consent in writing, from and after the date hereof and until the Termination
Date:

          6.1. Maintenance of Existence and Conduct of Business. Borrower shall, and shall cause each of its Subsidiaries to: (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and its rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its material trademarks and trade names, and preserve all the remainder of its property, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments and improvements thereto consistent with applicable industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and (d) transact business only in such names used as of the date hereof, or such other names as Borrower or any Subsidiary of Borrower shall specify to Lender in writing not less than thirty (30) days prior to the first date such name is used by Borrower or any Subsidiary of Borrower.

          6.2. Payment of Obligations. (a) Borrower shall, and shall cause each of its Subsidiaries to: (i) pay and discharge or cause to be paid and discharged all its Indebtedness, including, without limitation, all the Obligations, as and when due and payable, and (ii) pay and discharge or cause to be paid and discharged promptly all (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed), and (B) lawful claims for labor, materials, supplies and services or otherwise before any thereof shall become in default.

          (b) Borrower and its Subsidiaries may in good faith contest, by proper legal actions or proceedings, the validity or amount of any Charges or claims arising under Section 6.2(a)(ii), provided that at the time of commencement of any such action or proceeding, and during the pendency thereof
(i) no Default or Event of Default shall have occurred; (ii) adequate Reserves with respect thereto are maintained on the books of Borrower or such Subsidiary, in accordance with GAAP; (iii) such contest operates to suspend collection of the contested Charges or claims and is maintained and prosecuted continuously with diligence; (iv) none of the Collateral would be subject to forfeiture or loss or any Lien by reason of the institution or prosecution of such contest;
(v) no Lien shall exist for such Charges or claims during such action or proceeding; (vi) Borrower or such Subsidiary shall promptly pay or discharge such contested Charges and all additional charges, interest, penalties and expenses, if any, and shall deliver to Lender evidence acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrower or such Subsidiary; and (vii) Lender has not advised Borrower in writing that Lender reasonably believes that nonpayment or nondischarge thereof would have a Material Adverse Effect.

          6.3. Lenders' Fees. Borrower shall pay to the Agent and the Lenders, on demand, any and all fees, costs or expenses that the Agent or either Lender shall pay to a bank or other similar institution arising out of or in connection with the forwarding to Borrower or any other Person on behalf of Borrower by any Lender of proceeds of the Tranche A or Tranche B Loans.

          6.4. Books and Records. Borrower shall, and shall cause each of its Subsidiaries to, keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting all of their financial transactions, are made in accordance with GAAP and on a basis consistent with the Financials referred to in Section 3.4(b) hereof.

          6.5. Litigation. Borrower shall notify the Agent in writing, promptly upon learning thereof, of any litigation commenced against Borrower and/or any of the Subsidiaries, and of the institution against any of them of any suit or administrative proceeding that may have a Material Adverse Effect.

          6.6. Insurance. Borrower shall and shall cause each Subsidiary of Borrower to maintain insurance covering, without limitation, fire, theft, burglary, public liability, property damage, product liability, workers' compensation, and insurance on all property and assets, all in amounts customary for its industry and under policies issued by insurers and pursuant to policies satisfactory to the Agent and in any event in compliance with any insurance requirements under any Loan Documents and with a lender's loss payable clause for the benefit of the Agent and the Lenders. Borrower shall, and shall cause each of its Subsidiaries to, pay all insurance premiums payable by them.

          6.7. Compliance with Law. Borrower shall and shall cause each of its Subsidiaries to comply with all federal, state and local laws and regulations applicable to it, including, without limitation, ERISA, those regarding the collection, payment and deposit of employees' income, unemployment and social security taxes and those relating to environmental matters where the failure to comply may have a Material Adverse Effect.

          6.8. Agreements. Borrower shall and shall cause each of its Subsidiaries to perform, within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement to which it is a party, including, without limitation, any leases to which any such company is a party, where the failure to so perform and enforce would have a Material Adverse Effect. Borrower shall not and shall cause each of its Subsidiaries not to terminate or modify in any manner adverse to any such company any provision of any agreement to which it is a party which termination or modification could have a Material Adverse Effect.

          6.9. SEC Filings; Certain Other Notices. Borrower shall furnish to the Agent (i) promptly after the filing thereof with the Securities and Exchange Commission, a copy of each report, notice or other filing, if any, by Borrower with the Securities and Exchange Commission and (ii) a copy of each written communication received by Borrower from or delivered by Borrower to the Securities and Exchange Commission.

          6.10.          Additional Security.     If requested by the Agent,
Borrower shall cause any Subsidiary designated by the Agent to enter into a security agreement and/or one or more mortgages for the benefit of the Agent, pursuant to which security agreement and mortgages such Subsidiary shall grant the Agent a first priority security interest in substantially all of such Subsidiary's real and personal property assets. In connection therewith, if the Agent shall so request, such Subsidiary shall execute and deliver security agreements, mortgages and such further documents and instruments and make such filings as the Agent shall request to enable the Agent to perfect its security interest and Liens in such Subsidiary's assets.

7.        NEGATIVE COVENANTS

          Borrower covenants and agrees that, without the Agent's prior written consent, from and after the date hereof and until the Termination Date:

          7.1. Mergers, Etc. Neither Borrower nor any Subsidiary of Borrower shall directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person, or form any Subsidiary.

          7.2. Investments; Loans and Advances. Except as otherwise permitted by Section 7.3 or 7.4 hereof, Borrower shall not and shall not permit any Subsidiary of Borrower to make any investment in, or make or accrue loans or advances of money to any Person, through the direct or indirect holding of securities or otherwise; provided, however, that Borrower shall be permitted hereunder and may permit hereunder its Subsidiaries to make one or more investments in, or make or accrue loans or advances of money to, Borrower or any other Subsidiary and provided, further, that Borrower and its Subsidiaries may make and own investments in (i) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations the timely payment of the principal of, or interest on, which are fully guaranteed by the United States of America; (ii) obligations, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following:
Export-Import Bank of the United States, Federal Housing Administration or other agency or instrumentality of the United States; (iii) repurchase agreements with financial institutions or savings and loan associations having a combined capital surplus of at least $500,000,000 fully secured by collateral security described in clauses (i) or (ii) of this definition and continuously having a market value of at least equal to the amount so invested; (iv) interest-bearing demand or time deposits (including certificates of deposit) which are either (i) insured by the Federal Deposit Insurance Corporation, or (ii) held in banks and savings and loan associations, having general obligations rated at least "AA" or equivalent by S&P or Moody's, or if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security described in clauses (i) or (ii) of this definition, of a market value of no less than the amount of moneys so invested; (v) commercial paper rated (on the date of acquisition thereof) at least A-1 or P-1 or equivalent by S&P or Moody's, respectively (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper), maturing not more than 90 days from the date of creation thereof; and (f) any corporate evidence of indebtedness rated at least "A-" or equivalent by S&P or Moody's, maturing not more than 90 days from the date of creation thereof. (the investments described in the preceding clauses (i)-(v) being hereinafter referred to as "Cash Equivalents"). Notwithstanding the foregoing, Wahlco, Engineer Products, Ltd. has pledged cash in the amount of $700,000 U.K. pounds with London & International Mercantile, Ltd., which pledge shall not be deemed a breach of this Section 7.2; provided, however, that no further pledges may be made without the consent of the Agent.

          7.3. Indebtedness. (a) Except as otherwise expressly permitted by this Section 7.3 or by any other section of this 1998 Credit Agreement, Borrower shall not, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except (i) Indebtedness secured by Liens permitted under Section 7.7 hereof, (ii) the Obligations, (iii) all deferred taxes, (iv) all unfunded pension fund and other employee benefit plan obligations and liabilities but only to the extent they are permitted to remain unfunded under applicable law, (v) intercompany debt to any Guarantor or to Borrower, and (vi) Indebtedness of Subsidiaries of Borrower created under the Guaranty.

          (a) Except as otherwise expressly permitted by Section 7.8 hereof, Borrower shall not and shall not permit any Subsidiary of Borrower to sell or transfer, either with or without recourse, any assets, of any nature whatsoever, in respect of which a Lien is granted or to be granted pursuant to any Loan Document or engage in any sale-leaseback or similar transaction involving any of such assets.

          7.4. Employee Loans. Borrower shall not, and shall not permit any Subsidiary of Borrower to, make or accrue any loans or other advances of money to any employee of Borrower or any Subsidiary in excess at any one time of $50,000 in the aggregate for all such loans, provided that any such loans are made only in the ordinary course of Borrower's or such Subsidiary's business.

          7.5. Maintenance of Business. Borrower shall not and shall not permit any Subsidiary of Borrower to engage in any business other than the business currently engaged in by Borrower or such Subsidiary on the Closing Date.

          7.6. Guaranteed Indebtedness. Borrower shall not and shall not permit any Subsidiary of Borrower to incur any Guaranteed Indebtedness (excluding the Guaranteed Indebtedness pursuant to the Guaranty) except (i) by endorsement of instruments or items of payment for deposit to the general account of Borrower or such Subsidiary, and (ii) for Guaranteed Indebtedness incurred for the benefit of Borrower or any Subsidiary of Borrower if the primary obligation is permitted by this 1998 Credit Agreement.

          (a) Liens. Borrower shall not and shall not permit any Subsidiary of Borrower to create or permit any Lien on any of its properties or assets except: (a) presently existing or hereafter created Liens in favor of the Agent or any Lender; and (b) Permitted Encumbrances.

          7.7. Sales of Assets. Borrower shall not and shall not permit any Subsidiary of Borrower to sell, transfer, convey or otherwise dispose of any assets or properties; provided, however, that the foregoing shall not prohibit
(i) the sale of Inventory in the ordinary course of business, (ii) the sale of surplus or obsolete equipment and fixtures, and (iii) transfers resulting from any casualty or condemnation of assets or properties.

          7.8. Cancellation of Indebtedness. Borrower shall not and shall not permit any Subsidiary of Borrower to cancel any claim or debt owing to it, except for reasonable consideration and in the ordinary course of business, except that obligations of Wahlco Engineered Products Italiana SRC owed to Wahlco Engineered Products Group Ltd. may be cancelled.

          7.9. Events of Default. Borrower shall not and shall not permit any Subsidiary of Borrower to take or omit to take any action, which act or omission would constitute (i) a default or an event of default pursuant to, or noncompliance with any of, the terms of any of the Loan Documents or the Ancillary Agreements or (ii) a material default or an event of default pursuant to, or noncompliance with any other contract, lease, mortgage, deed of trust or instrument to which it is a party or by which it or any of its property is bound, or any document creating a Lien, unless such default, event of default or non-compliance would not have a Material Adverse Effect.

          7.10. Hedging Transactions. Borrower shall not and shall not permit any of its Subsidiaries to engage in any speculative interest rate hedging swaps, caps or similar derivatives transaction other than currency hedging in the ordinary course of business.

          7.11. Restricted Payments. Borrower shall not and shall not permit any Subsidiary of Borrower to make any Restricted Payments nor shall Borrower permit any Subsidiary to make such payments with respect to Borrower's Stock.

          7.12. Compensation. Except with the approval of the Board of Directors of the Borrower, Borrower shall not and shall not permit any Subsidiary of Borrower to, increase the salary and bonus in any year of the ten highest paid employees of Borrower and its Subsidiaries, if as a result of such increase, any such employee's total cash Compensation would increase by more than five percent (5%) of his total cash Compensation for the prior year.

          7.13. ERISA. Neither Borrower nor any of its Subsidiaries shall establish or become obligated to any new Plan.

8.        TERM

          8.1. Termination. Subject to the provisions of Section 2 hereof, the financing arrangement contemplated hereby in respect of the Tranche A and Tranche B Loans shall be in effect until the Commitment Termination Date.

          8.2. Survival of Obligations Upon Termination of Financing Arrangement. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this 1998 Credit Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrower or the rights of the Agent or any Lender relating to any transaction or event occurring prior to such termination. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations contained in the Loan Documents shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the Obligations have been paid in full in accordance with the terms of the agreements creating such Obligations, at which time the same shall terminate.

          8.3. Termination Prior To Closing Date. Borrower hereby covenants and agrees with the Agent and each Lender that Borrower will: (a) use its best efforts to satisfy, and to cause to be satisfied, fully and promptly each of the conditions set forth in Sections 4.1, 4.2 and 4.3 hereof and to consummate each of the transactions contemplated by this 1998 Credit Agreement; and (b) refrain from taking, or permitting to be taken, any action, of any nature whatsoever, which shall impede, preclude or otherwise interfere with the satisfaction of any such condition,

9.        EVENTS OF DEFAULT; RIGHTS AND REMEDIES

          9.1. Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

          (a) Borrower shall fail to make any payment of principal of, or interest on or any other amount owing in respect of, the Loans or any of the other Obligations when due and payable or declared due and payable, except that with respect to expenses payable under this 1998 Credit Agreement, or other Obligations owing under any Loan Document other than this 1998 Credit Agreement, such failure shall have remained unremedied for a period of ten (10) days after Borrower has received notice of such failure from the Agent or any Lender.

          (b) Borrower shall fail or neglect to perform, keep or observe any of the provisions of Section 6 or 7 of this 1998 Credit Agreement.

          (c) Borrower shall fail or neglect to perform, keep or observe any other provision of this 1998 Credit Agreement or of any of the other Loan Documents, or any other Loan Party shall fail or neglect to perform, keep or observe any of the provisions of any other Loan Document and the same shall remain unremedied for a period ending on the first to occur of ten (10) days after Borrower shall receive written notice of any such failure from the Agent or any Lender or thirty (30) days after Borrower shall become aware thereof.

          (d) A default shall occur under any other agreement, document or instrument to which any Loan Party is a party or by which any Loan Party or any Loan Party's property is bound, and such default (i) involves the failure to make any payment (whether of principal, interest or otherwise) due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness of any Loan Party in an aggregate amount exceeding $25,000, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness or a portion thereof in an aggregate amount exceeding $25,000, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

          (e) Any representation or warranty herein or in any Loan Document or in any written statement pursuant thereto or hereto, report, financial statement or certificate made or delivered to the Agent or any Lender by any Loan Party shall be untrue or incorrect in any material respect, as of the date when made or deemed made (including those made or deemed made.

          (f) Any of the assets of any Loan Party shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Loan Party and shall remain unstayed or undismissed for thirty (30) consecutive days; or any Person other than any Loan Party shall apply for the appointment of a receiver, trustee or custodian for any of the assets of any Loan Party and shall remain unstayed or undismissed for thirty
(30) consecutive days; or any Loan Party shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law.

          (g) A case or proceeding shall have been commenced against any Loan Party in a court having competent jurisdiction seeking a decree or order in respect of such Loan Party (i) under title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Loan Party or of any substantial part of its or their properties, or (iii) ordering the winding-up or liquidation of the affairs of such Loan Party and such case or proceeding shall remain undismissed or unstayed for thirty (30) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

          (h) Any Loan Party shall (i) file a petition seeking relief under title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower or such Loan Party or of any substantial part of its properties, (iii) fail generally to pay its debts as such debts become due, or
(iv) take any corporate action in furtherance of any such action.

          (i) Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $25,000 in the aggregate shall be rendered against Borrower or any of its Subsidiaries and the same shall not be (i) fully covered by insurance in accordance with Section 6.6 hereof, or (ii) vacated, stayed, bonded, paid or discharged for a period of fifteen (15) days.

          (j) Any other event shall have occurred which would have a Material Adverse Effect and the Agent or any Lender shall have given Borrower at least ten (10) days notice thereof.

          (k) Any provision of any Security Agreement or Pledge Agreement (collectively, the "Collateral Documents") Collateral Document or the Guaranty shall for any reason cease to be valid or enforceable in accordance with its terms, or any security interest created under any Collateral Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise stated therein) in any of the Collateral purported to be covered thereby.

          9.2. Remedies. If any Event of Default shall have occurred and be continuing, the Agent shall at the request, or may with the consent, of the Required Lenders, without notice, (i) terminate this facility with respect to further Loans, whereupon no Loan may be made hereunder, and/or (ii) declare all Obligations to be forthwith due and payable, whereupon all Obligations shall become and be due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default specified in Section 9.1(f), (g) or (h) hereof, the Obligations shall become due and payable without declaration, notice or demand by Lender. Lender shall take such action with respect to any Default or Event of Default as shall be directed by the Required Lenders; provided that, unless and until Lender shall have received such directions, Lender may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders taken as a whole, including any action (or the failure to act) pursuant to the Loan Documents.

          9.3. Waivers by Borrower. Except as otherwise provided for in this 1998 Credit Agreement and applicable law, Borrower waives (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Agent or any Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever the Agent or such Lender may do in this regard, (ii) all rights to notice and a hearing prior to the Agent or such Lender's taking possession or control of, or to the Agent or such Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Borrower acknowledges that it has been advised by counsel of its choice with respect to this 1998 Credit Agreement, the other Loan Documents and the transactions evidenced by this 1998 Credit Agreement and the other Loan Documents.

10.       MISCELLANEOUS

          10.1. Complete Agreement; Modification of Agreement.. (a) The Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and may not be modified, altered or amended except by an agreement in writing signed by Borrower, the Agent and each Lender in accordance with Section 10.1(d) hereof. Borrower may not sell, assign or transfer any of the Loan Documents or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder.

          (a) In the event any Lender assigns or otherwise transfers all or any part of any Note, Borrower shall, upon the request of such Lender, issue new Notes to effectuate such assignment or transfer.

          (b) Each Lender may sell, assign, transfer or negotiate to one or more other lenders, commercial banks insurance companies, other financial institutions or any other Person all or a portion of its rights and obligations under any Note held by Lender and this 1998 Credit Agreement. From and after the effective date of such an assignment, the assignees thereunder shall, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such assignment, relinquish its rights and be released from its obligations under the Agreement (and, in the case of an assignment and acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this 1998 Credit Agreement, such Lender shall cease to be a party hereto).

          (c) No amendment or waiver of any provision of this 1998 Credit Agreement or any Notes or any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender affected thereby do any of the following: (i) increase the amount of Lender's commitment to make Loans hereunder or subject such Lender to any additional obligations, (ii) reduce the principal of, or interest on, any Note or other amounts payable hereunder,
(iii) postpone any date fixed for any payment of principal of, or interest on, any Note or other amounts payable hereunder, (iv) change the aggregate unpaid principal amount of any Note, or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (v) release or discharge any Person liable for the performance of any obligations of any Loan Party hereunder or under any of the Loan Documents, or (vi) amend this Section 10.1(c); and provided, further, however, that no amendment, waiver or consent shall, unless in writing and signed by all Lenders holding Notes, increase the amount of the commitment to make Loan. hereunder; and provided, further, however, that no amendment, waiver or consent shall unless in writing and signed by any such Lender in addition to the Required Lenders required above to take such action, affect the rights or duties of any such Lender under this 1998 Credit Agreement, any Term Note or any Loan Document.

          10.2. Fees and Expenses. Borrower shall pay all reasonable out-of-pocket expenses of the Agent and the Lender in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its counsel and advisors retained in connection with the Loan Documents and the transactions contemplated thereby and advice in connection therewith). If, at any time or times, regardless of the existence of an Event of Default (except with respect to paragraphs (iii) and (iv), which shall be subject to an Event of Default having occurred and be continuing), the Agent or any Lender shall employ counsel or other advisors for advice or other representation or shall incur reasonable legal or other costs and expenses in connection with:

               (i) any amendment, modification or waiver, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the loans made pursuant hereto or its rights hereunder or thereunder;

               (ii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by the Agent, a Lender, Borrower, any Subsidiary of Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreements to be executed or delivered in connection herewith;

               (iii) any attempt to enforce any rights of any Lender against Borrower, any Subsidiary of Borrower or any other Person, that may be obligated to any Lender by virtue of any of the Loan Documents;

               (iv) any attempt to verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral;

then, and in any such event, the attorneys' and other parties' fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 10.2 shall be payable, on demand, by Borrower to the Agent or the relevant Lender and shall be additional Obligations secured under this 1998 Credit Agreement and the other Loan Documents. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: paralegal fees, costs and expenses; accountants' and investment bankers' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

          10.3. No Waiver by Lender. No failure of the Agent or any Lender, at any time or times, to require strict performance by any Loan Party of any provision of this 1998 Credit Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of the Agent or any Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Agent or any Lender of an Event of Default by any Loan Party under the Loan Documents shall not suspend, waive or affect any other Event of Default by any Loan Party under this 1998 Credit Agreement and any of the other Loan Documents whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Loan Party contained in this 1998 Credit Agreement or any of the other Loan Documents and no Event of Default by Borrower under this 1998 Credit Agreement and no defaults by any Loan Party under any of the other Loan Documents shall be deemed to have been suspended or waived by the Agent or any Lender, unless such suspension or waiver is by an instrument in writing signed by an officer of the Agent and directed to such Loan Party specifying such suspension or waiver.

          10.4. Agency Provisions. Wexford Management is appointed as the lawful agent and attorney-in-fact by each Lender, as more fully set forth in
Section 6 of the Restructuring Agreement of even date herewith, which provisions are incorporated herein as though fully set forth in this 1998 Credit Agreement.

          10.5. Remedies. The rights and remedies of the Agent and each Lender under this 1998 Credit Agreement shall be cumulative and nonexclusive of any other rights and remedies which the Agent or any Lender may have under any other agreement, including without limitation, the Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

          10.6. WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THE LOAN DOCUMENTS.

          10.7. Severability. Wherever possible, each provision of this 1998 Credit Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this 1998 Credit Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this 1998 Credit Agreement.

          10.8. Parties. This 1998 Credit Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of Borrower, the Agent and the Lender and the assigns, transferees and endorsees of each Lender.

          10.9. Conflict of Terms. Except as otherwise provided in this 1998 Credit Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this 1998 Credit Agreement, if any provision contained in this 1998 Credit Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this 1998 Credit Agreement shall govern and control.

          10.10. Authorized Signature. Until Lender shall be notified by Borrower to the contrary, the signature upon any document or instrument delivered pursuant hereto of an officer of Borrower listed in Schedule 10.10 hereto shall bind Borrower and be deemed to be the act of Borrower affixed pursuant to and in accordance with resolutions duly adopted by Borrower's Board of Directors.

          10.11. Governing Law. Except as otherwise expressly provided in any of the Loan Documents, in all respects, including all matters of construction, validity and performance, this 1998 Credit Agreement and the Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America. The Agent, each Lender and Borrower agree to submit to personal jurisdiction and to waive any objection as to venue in the County of New York, State of New York. Service of process on Borrower, the Agent and each Lender in any action arising out of or relating to any of the Loan Documents shall be effective if mailed to such party at the address listed in Section 10.12 hereof. Nothing herein shall preclude the Agent, any Lender or Borrower from bringing suit or taking other legal action in any other jurisdiction.

          10.12. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this 1998 Credit Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or telecopied and confirmed by telecopy answerback addressed as follows:

          (a)       If to the Lenders or to the Agent, at:

               Wexford Management LLC, as Agent
               411 West Putnam Avenue
               Greenwich, Connecticut  06830
               Attention:  Mark L. Plaumann
               Telephone:     (203) 862-7000
               Telecopier:    (203) 862-7328

               With a copy to:

               Berlack, Israels & Liberman LLP
               120 West 45th Street
               New York, New York  10036
               Attention:  Stephen B. Selbst
               Telephone:     (212) 704-0100
               Telecopier:    (212) 704-0196

          (b)  If to Borrower, at:

               Wahlco Environmental Systems, Inc.
               3600 West Segerstrom Avenue
               Santa Ana, California  92704
               Attention:  C. Stephen Beal
               Telephone:     (714) 979-7300
               Telecopier:    (714) 979-0114

               With a copy to:

               Roger M. Barzun, Esq.
               60 Hubbard Street
               Concord, Massachusetts  01742
               Telephone:     (978) 287-4275
               Telecopier:    (978) 287-4276


or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

          10.13. Survival. The representations and warranties of Borrower in this 1998 Credit Agreement shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto.

          10.14. Section Titles. The Section titles and Table of Contents contained in this 1998 Credit Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          10.15. Counterparts. This 1998 Credit Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.


          IN WITNESS WHEREOF, this 1998 Credit Agreement has been duly executed as of the date first written above.

                              WAHLCO ENVIRONMENTAL STYSTEMS, INC.


                              By:  ______________________________________
                                   Name:
                                   Title:

                              WES ACQUISITION CORP.


                              By:  _______________________________
                                   Name:
                                   Title:


                              WEXFORD CAPITAL PARTNERS II, L.P.


                              By:  _______________________________
                                   Wexford Capital II, L.P.
                                   Its General Partner


                              By:  _______________________________
                                   Wexford Capital II, L.P.
                                   Its General Partner


                              By:  _______________________________
                                   Name:
                                   Title:


                              WEXFORD OVERSEAS PARTNERS I, L.P.


                              By:  _______________________________
                                   Wexford Capital Overseas II, L.P.
                                   The General Partner


                              By:  _______________________________
                                   Wexford Capital Limited
                                   Its General Partner


                              By:  _______________________________
                                   Name:
                                   Title:


                              WEXFORD SPECIAL SITUATIONS 1996, L.P.


                              By:
                                   Name:
                                   Title:

                              WEXFORD SPECIAL SITUATIONS 1996
                                   INSTITUTIONAL, L.P.


                              By:
                                   Name:
                                   Title:


                              WEXFORD SPECIAL SITUATIONS 1996
                                   LIMITED


                              By:
                                   Name:
                                   Title:



                              WEXFORD-EURIS SPECIAL SITUATIONS
                                   1996, L.P.


                              By:
                                   Name:
                                   Title:


                              WEXFORD MANAGEMENT LLC, As Agent


                              By:  _______________________________
                                   Name:
                                   Title:




                                  SCHEDULE 3.6
                                    DEFAULTS
                                     1/30/98



DESCRIPTION
                                    AMOUNT

London International Mercantile Bank (LIM) is in                 $459,812
 default of deposits owed to WEP Ltd. These deposits were originally restricted by LIM as collateral for outstanding letters of credit. Due to LIM's Financial problems/reorganization, they will not allow WEP Ltd. to withdraw these funds.
( 280,544 @ 1.639 = $459,812)



__________________________________________________________________________


TOTAL
                                                          459,812

                                  SCHEDULE 3.10
                                      TAXES
                                     1/30/98



None



                                                                     Exhibit A-1

                                                        to 1988 Credit Agreement





                                 TRANCHE A NOTE



$3,000,000                                                 Santa Ana, California

                                                             __________ __, 1998



          FOR VALUE RECEIVED, WAHLCO ENVIRONMENTAL SYSTEMS, INC., a Delaware corporation (hereinafter referred to as "Borrower"), hereby unconditionally PROMISES TO PAY to the order of WEXFORD MANAGEMENT LLC, a Connecticut limited liability company, as agent (the "Agent"), at 411 West Putnam Avenue, Greenwich, Connecticut 06830 or at such other place as the holder of this Note may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of THREE MILLION DOLLARS ($3,000,000) or such lesser amount as may be outstanding hereunder, together with interest on the unpaid principal amount of this Note outstanding from time to time at the rate provided in the 1998 Credit Agreement (as hereinafter defined).

          This Note is issued pursuant to that certain Amended and Restated Credit Agreement dated as of January 30, 1998 among Borrower, the Lenders named therein and the Agent, as agent (the "1998 Credit Agreement"), and is entitled to the benefit and security of the Loan Documents provided for therein, to which reference is hereby made for a statement of all of the terms and conditions under which the loan evidenced hereby is made. All capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in the 1998 Credit Agreement or in the Loan Documents.

          The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the 1998 Credit Agreement and, if not sooner paid in full, on December 31, 2000. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Agreement.

          If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          Upon and after the occurrence of an Event of Default, this Note may, as provided in the Loan Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

          Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

          This Note has been executed, delivered and accepted at Santa Ana, California and shall be interpreted, governed by, and construed in accordance with, the laws of the State of New York.

                              WAHLCO ENVIRONMENTAL SYSTEMS, INC.



                              By:
                                   Name:
                                   Title:


                                                                     Exhibit A-2
                                                        to 1988 Credit Agreement


                                 TRANCHE B NOTE

$2,500,000                                                 Santa Ana, California
                                                             __________ __, 1998

          FOR VALUE RECEIVED, WAHLCO ENVIRONMENTAL SYSTEMS, INC., a Delaware corporation (hereinafter referred to as "Borrower"), hereby unconditionally PROMISES TO PAY to the order of WEXFORD MANAGEMENT LLC, a Connecticut limited liability company, as agent (the "Agent"), at 411 West Putnam Avenue, Greenwich, Connecticut 06830 or at such other place as the holder of this Note may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) or such lesser amount as may be outstanding hereunder, together with interest on the unpaid principal amount of this Note outstanding from time to time at the rate provided in the 1998 Credit Agreement (as hereinafter defined).

          This Note is issued pursuant to that certain Amended and Restated Credit Agreement dated as of January 30, 1998 among Borrower, the Lenders named therein and the Agent, as agent (the "1998 Credit Agreement"), and is entitled to the benefit and security of the Loan Documents provided for therein, to which reference is hereby made for a statement of all of the terms and conditions under which the loan evidenced hereby is made. All capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in the 1998 Credit Agreement or in the Loan Documents.

          The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the 1998 Credit Agreement and, if not sooner paid in full, on December 31, 2000. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Agreement.

          If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          Upon and after the occurrence of an Event of Default, this Note may, as provided in the Loan Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

          Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

          This Note has been executed, delivered and accepted at Santa Ana, California and shall be interpreted, governed by, and construed in accordance with, the laws of the State of New York.

                              WAHLCO ENVIRONMENTAL SYSTEMS, INC.



                              By:
                                   Name:
                                   Title:


                                                                       Exhibit B
                                                        to 1998 Credit Agreement

                           FIRST AMENDMENT TO GUARANTY

     FIRST AMENDMENT TO GUARANTY, dated as of January 30, 1998 among the Guarantors identified as such on the signature page hereof (individually a "Guarantor" and collectively, the "Guarantors"), WES Acquisition Corp., a Delaware corporation ("WESAC"); the 1998 Lenders (as hereinafter defined; together with WESAC, collectively, the "Lenders"); and Wexford Management LLC, a Connecticut limited liability company, as administrative and collateral agent for the Lenders (the "Agent").

                              W I T N E S S E T H :

     WHEREAS, WAHLCO ENVIRONMENTAL SYSTEMS, INC., a Delaware Corporation ("Borrower") and WESAC entered into that certain Term Loan Agreement dated as of July 28, 1995 (the "1995 Loan Agreement"); and

     WHEREAS, Guarantors and Borrower are members of the same consolidated group of companies and are engaged in related business; and

     WHEREAS, to induce WESAC to make the Loans (as such term is defined in the 1995 Loan Agreement), Guarantors entered into that certain Guaranty dated as of July 25, 1995 (the "Guaranty"); and

     WHEREAS, to amend and supplement the 1995 Loan Agreement, and to provide for additional credit facilities to Borrower, each of the Lenders and the Agent, as agent, have entered into that certain Amended and Restated Loan Agreement dated as of January 30, 1998 (the "1998 Credit Agreement"), pursuant to which the Lenders have agreed to make loans to Borrower for the benefit of Borrower and the Guarantors; and

     WHEREAS, Lenders have determined to appoint the Agent as their agent for admimnistrative and collateral purposes, including exercising all rights under the Guaranty, as amended hereby;

     WHEREAS, in connection with the execution and delivery of the 1998 Credit Agreement and as a condition precedent thereto, the Lenders are requiring that each Guarantor shall have executed and delivered this Guaranty;

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce the Lenders and the Agent to enter into the 1998 Credit Agreement, and to make the loans provided for therein, it is agreed as follows:

     1. Definitions. Unless otherwise defined herein, terms defined in the 1998 Credit Agreement are used as therein defined, and as following shall have (unless otherwise provided elsewhere in this Agreement or the Security Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

     "Agreement" shall mean this First Amendment to the Security Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

     "Existing Obligations" shall mean any Obligations now existing or hereafter arising under the 1995 Loan Agreement or any Loan Document.

     "1995 Lender" shall mean WESAC.

     "1998 Lenders" shall mean all of the parties named as Lenders in the 1998 Credit Agreement.

     2. Assignment to Agent; Guaranty of Obligations of Borrower. WESAC hereby assigns to the Agent, for the benefit of all the Lenders, the unconditional Guaranty of payment and performance and not collection, held by WESAC as of the date hereof. Guarantors hereby consent to such assignment. Each Guarantor acknowledges, confirms and agrees that this Agreement unconditionally guarantees to the Lenders, and their successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance, in full, of the Obligations.

     3. Effect of Amendment. Each Guarantor hereby confirms and agrees that, except as specifically amended hereby, the Guaranty continues in full force and effect.

     4. Waiver. No delay on the part of the Agent to enforce this Agreement or any other Loan Document or the waiver of consent by any Lender with respect to any of the provisions thereof shall constitute a waiver thereof or impair the Agent's rights to such Lender with respect to any of the provisions thereof shall constitute a waiver thereof or impair the Agent's rights to seek satisfaction from the Guarantors, jointly and severally, prior or subsequent to, or simultaneously with, the enforcement of the Lenders' rights hereunder, to exercise any right or remedy which either may have against any property, real or personal, as a result of any lien it may have as security for all or any portion of the Obligations.

     5. Assignment. Each Lender may assign, endorse or transfer this Agreement as provided in, and in accordance with, the 1998 Credit Agreement, and the assignee of this Agreement shall be entitled to all the benefits hereof.

     6. Further Assurances. Each Guarantor agrees, upon the written request of the Agent, to execute and deliver to the Agent, any additional instruments or any documents reasonably considered necessary by any Lender to cause this Agreement to be, become or remain valid and effective in accordance with its terms.

     7.   Miscellaneous.

          (a) The Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

          (b) Each Guarantor jointly and severally agrees to promptly reimburse the Agent for actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred in connection with the administrator and enforcement of this Agreement.

          (c) Neither the Agent nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it of them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

          (d) The Agreement shall be binding upon the Guarantors and their successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent, and its successors and assigns, and shall be governed by and construed and enforced in accordance with, the internal laws in effect in the State of New York without giving effect to principles of conflict of laws, and none of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for on behalf of the Agent and the Guarantors.

     8. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such inability shall not impair the operation of or effect those portions of this Agreement which are valid.

     9. Notice. Whenever it is provided herein that any notice, demand, request, consent, approval or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given as provided in Section 10.11 of the 1998 Credit Agreement.

    10. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

    11. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one document.



     IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to the Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

                              WAHLCO ENVIRONMENTAL SYSTEMS, INC.


                              By:_________________________
                                 Name:
                                 Title:

                              BACHMANN COMPANIES, INC.


                              By:_________________________
                                 Name:
                                 Title:

                              WAHLCO ENGINEERED PRODUCTS
                                 GROUP, LTD.


                              By:_________________________
                                 Name:
                                 Title:

                              WAHLCO, INC.


                              By:_________________________
                                 Name:
                                 Title:

                              FIELD SERVICE ASSOCIATES, INC.


                              By:_________________________
                                 Name:
                                 Title:

                              WAHLCO POWER PRODUCTS, INC.


                              By:_________________________
                                 Name:
                                 Title:

                              WES TECHNOLOGY, INC.


                              By:_________________________
                                 Name:
                                 Title:


                              WAHLCO ENGINEERED PRODUCTS, INC.


                              By:_________________________
                                 Name:
                                 Title:

                              LAGUNA SERVICE CORPORATION


                              By:_________________________
                                 Name:
                                 Title:

                              WAHLCO GAS FLOW TECHNOLOGIES, INC.


                              By:_________________________
                                 Name:
                                 Title:

                              WAHLCO SERVICE CORPORATION


                              By:_________________________
                                 Name:
                                 Title:

                              WAHLCO ENGINEERED PRODUCTS
                                 PTY., LTD.


                              By:_________________________
                                 Name:
                                 Title:

                              WAHLCO ENGINEERED PRODUCTS
                                 CANADA, INC.


                              By:_________________________
                                 Name:
                                 Title:

                              FLOWRITE DAMPERS, LTD.


                              By:_________________________
                                 Name:
                                 Title:

                              WAHLCO ENGINEERED PRODUCTS, LTD.


                              By:_________________________
                                 Name:
                                 Title:

                              WAHLCO ENGINEERED INTERNATIONAL,
                                 LTD.


                              By:_________________________
                                 Name:
                                 Title:


                              PENTNEY ENGINEERING, LTD.


                              By:_________________________
                                 Name:
                                 Title:

                              TEDDINGTON BELLOWS (HOLDINGS), LTD.


                              By:_________________________
                                 Name:
                                 Title:

                              TRESTE PLAN HIRE, LTD.


                              By:_________________________
                                 Name:
                                 Title:

                              WAHLCO INTERNATIONAL, INC.


                              By:_________________________
                                 Name:
                                 Title:

                              WAHLCO ENGINEERED PRODUCTS
                                 ITALIANA SRL.


                              By:_________________________
                                 Name:
                                 Title:

                              TEDDINGTON BELLOWS, LTD.


                              By:_________________________
                                 Name:
                                 Title:

                              BACHMANN H&T, GmbH


                              By:_________________________
                                 Name:
                                 Title:

                              EXERGETIC SYSTEMS, INC.


                              By:_________________________
                                 Name:
                                 Title:

                              CORONA PROPERTIES


                              By:_________________________
                                 Name:
                                 Title:

                              BACHMANN INDUSTRIES INDIA, LTD.


                              By:_________________________
                                 Name:
                                 Title:

Accepted and acknowledged by:

WEXFORD MANAGEMENT LLC


By:_________________________________
   Name:
   Title:


                                                                     Exhibit C-1
                                                        to 1998 Credit Agreement

                      FIRST AMENDMENT TO PATENT ASSIGNMENT


          FIRST AMENDMENT TO PATENT ASSIGNMENT, dated as of January 30, 1998 (the "Agreement") among WAHLCO ENVIRONMENTAL SYSTEMS, INC., a Delaware corporation ("Borrower"); WES ACQUISITION CORP., a Delaware corporation ("WESAC"): the 1998 Lenders (as hereinafter defined); and WEXFORD MANAGEMENT LLC, a Connecticut limited liability company, as administrative and collateral agent for the Lenders (the "Agent").

                               W I T N E S S E T H

          WHEREAS, Borrower is the sole and exclusive owner of the Letters of Patent identified on Schedule I hereto, and of the patent applications in the United States Patent and Trademark Office identified on such Schedule I (all of the foregoing, collectively, the "Patents"), and of the inventions described and claimed therein; and

          WHEREAS, Borrower and WESAC entered into that certain Term Loan Agreement dated as of July 28, 1995 (the "1995 Loan Agreement"); and

          WHEREAS, to secure Borrower's obligations under the 1995 Loan Agreement, Borrower and WESAC entered into that certain Security Agreement dated as of July 25, 1995 (the "Security Agreement") and Borrower granted a security interest in the Collateral described therein to WESAC; and

          WHEREAS, pursuant to the Security Agreement, Borrower executed a Patent Assignment in favor of WESAC as of December 28, 1995 (the "Existing Assignment"), whereby Borrower assigned all right, title and interest in and to the Patents to WESAC; and

          WHEREAS, to amend and supplement the 1995 Loan agreement, and to provide for additional credit facilities to Borrower, each of the Lenders named therein and the Agent, as agent, have entered into that certain Amended and Restated Loan Agreement dated as of January 30, 1998 (the "1998 Credit Agreement"), pursuant to which the Lenders have agreed to make loans to Borrower and its Subsidiaries; and

          WHEREAS, in connection with the execution and delivery of the 1998 Credit Agreement and as security for all the obligations of Borrower thereunder, the Lenders and the Agent are requiring that Borrower shall have executed and delivered this Agreement and granted and confirmed the security interests in the Patents contemplated hereby;

          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce the Lenders and the Agent to enter into the 1998 Credit Agreement, and to make the loans provided for therein, it is agreed as follows:

          1. Definitions. Unless otherwise defined herein, terms defined in the 1998 Credit Agreement are used as therein defined and shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

          "Agreement" shall mean this First Amendment to the Patent Assignment, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

          "Existing Obligations" shall mean any Obligations now existing or hereafter arising under the 1995 Loan Agreement or any Loan Document;

          "1998 Lenders" shall mean all the parties named as Lenders in the 1998 Credit Agreement.

          2. Assignment. WESAC hereby assigns to the Agent, for the benefit of all the Lenders, the Existing Assignment of the Patents held by WESAC as of the date hereof. Borrower hereby consents to such assignment.

          3. Security for Obligation. Borrower acknowledges, confirms and agrees that this Agreement secures, and the assignment of the Patents is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of the Obligations, whether for principal, premium, interest, fees, costs and expenses, and all obligations of Borrower now or hereafter existing under this Agreement and under the First Amendment to the Security Agreement (collectively, the "Secured Obligations") including the Existing Obligations, and any and all other future advances, as well as all interest, fees, charges expenses, attorneys' fees and any other sum chargeable to borrower of any or all of its subsidiaries under any of the Loan Documents. Concurrently with the execution and delivery of this Agreement, each of the UCC-1 financing statement listed on Schedule I attached hereto shall be amended to assign the security interests represented thereby to the Agent.

          4. Effect of Amendment. Borrower hereby confirms and agrees that, except as specifically amended hereby, the Existing Assignment continues in full force and effect.

          5. Waiver. No delay on the part of the Agent in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon Borrower by the Agent with request to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Agent's rights to take any action or to exercise any power of sale, Lien, option, or any other rights as against Borrower in any respect.

          6. Assignment. Each Lender may assign, endorse or transfer any instrument evidencing all or any part of the Secured Obligators as provided in, and in accordance with, the 1998 Credit Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement.

          7.   Miscellaneous

               (a) The Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder;

               (b) Borrower agrees to promptly reimburse the Agent for actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred in connection with the administrator and enforcement of this Agreement.

               (c) Neither the Agent nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it of them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

               (d) The Agreement shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent, and its successors and assigns, and shall be governed by and construed and enforced in accordance with, the internal laws in effect in the State of New York without giving effect to principles of conflict of laws, and none of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for on behalf of the Agent and Borrower.

          8. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such inability shall not impair the operation of or effect those portions of this Agreement which are valid.

          9. Notice. Whenever it is provided herein that any notice, demand, request, consent, approval or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given as provided in Section 10.11 of the 1998 Credit Agreement.

          10. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

          11. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one document.



          IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to the Patent Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

                         WAHLCO ENVIRONMENTAL SYSTEMS, INC.



                         By:
                              Name:
                              Title:

                         WES ACQUISITION CORP.



                         By:
                              Name:
                              Title:

          The foregoing First Amendment to the Patent Assignment is hereby accepted by the Agent:

                         WEXFORD MANAGEMENT, LLC.



                         By:
                              Name:
                              Title:

                                   SCHEDULE I

TITLE:                  Hot Side Electrostatic Precipitator
PATENT NO.:             5,300,270
FILE DATE:              08/20/92
SN:                     933,489
ISSUE DATE:             04/05/94
EXPIRATION DATE:        04/05/11

ABSTRACT:               A process for reducing the NOx in flue gas, comprising
                        the steps of: furnishing a flow of gas containing particular matter and NOx; providing an electrostatic precipitator having therein collecting surfaces coated with a catalyst for the reduction of NOx in the flue gas by reaction with a nitrogeneous compound, the electrostatic being positioned in the flue gas flow at a location such that the temperature of the flue gas is no less than about 450 degrees F at the point of flue gas from the electrostatic precipitator; and operating an electrostatic precipitator to remove particulate from the flue gas, the NOx from the flue gas reacting with the nitrogeneous compound in the presence of the catalyst to reduce the NOx content of the flue gas.

                                   SCHEDULE I

TITLE:                  Temperature Stabilized Heat Exchanger
PATENT NO.:             5,323,842
FILE DATE:              06/05/92
SN:                     894,438
ISSUE DATE:             06/28/94
EXPIRATION DATE:        06/28/11

ABSTRACT:               A heat exchange module comprises a rotating-wheel type
                        regenerative heat exchanger unit having a plurality of heat exchange elements mounted in baskets through the volume of the heat exchanger wheel. The heat exchanger wheel rotates about its axis so that the heat exchange elements are heated by a hot gas flow over a portion of the rotation, and transfer the heat to an air flow over another portion of the rotation. At least some of the heat exchange elements include phase change materials, such as salts, that absorb heat while maintaining a constant temperature. The phase change materials narrow the range of temperatures reached by the heat exchange elements located at various positions of the heat exchanger wheel. The phase change materials prevent excessively low temperatures that can result in condensation of corrosive acids on the surfaces of the heat exchange elements in particularly desirable temperature ranges for the operation of catalysts coated onto the heat exchange elements.

                                   SCHEDULE I


TITLE:                  Catalytic Sulfur Trioxide FGC
PATENT NO.:             5,320,052
FILE DATE:              03/01/93
SN:                     25,034
ISSUE DATE:             06/14/04
EXPIRATION DATE:        06/14/11

ABSTRACT:               A sulfur trioxide conditioning system includes a
                        catalytic converter that converts a portion of the sulfur trioxide. The catalytic converter includes a catalyst support, which is disposed across at least a portion of the cross section of a main duct from a burner to a heat recovery apparatus, and a catalyst on the catalyst support. The amount of the catalyzed surface exposed to the flow of flue gas is selectively varied to control the conversion of sulfur dioxide to sulfur trioxide.

                                   SCHEDULE I


TITLE:                  Method and Apparatus for Reducing NOx Emissions
PATENT NO.:             5,237,939
FILE DATE:              08/20/92
SN:                     933,487
ISSUE DATE:             08/24/93
EXPIRATION DATE:        08/24/10

ABSTRACT:               Apparatus for reducing NOx from a flue gas stream
                        produced from a burner, comprising:
                        means for reacting a flow of flue gas with a nitrogeneous compound in the presence of a catalyst to react and reduce NOx in the flue gas, the means for reacting exhibiting a variation of temperature therein;
                        means for adding a spatially controllably variable flow of a nitrogeneous compound to the flow of flue gas prior to the entry of the flue gas into the means for reacting; and means for adjusting the spatial distribution of the flow of the nitrogeneous compound responsive to the variation of temperature within the means for reacting.

                                   SCHEDULE I


TITLE:                  Control of NOx Reduction In Flue Gas Flows
PATENT NO.:             5,233,934
FILE DATE:              08/20/92
SN:                     933,488
ISSUE DATE:             08/10/93
EXPIRATION DATE:        08/10/10

ABSTRACT:               The NOx content in a flow of gas is reduced by passing
                        the flue gas through a first treatment zone and a second treatment zone. A nitrogeneous treatment agent is introduced into the first treatment zone for the selective non-catalytic reduction of part of the NOx, and the flue gas is thereafter passed through the second treatment zone which includes a catalyst for further selective catalytic reduction of NOx. Optionally, a second nitrogeneous treatment agent is added to the flue gas in the second treatment zone. The quantity of NOx in the flue gas is detected intermediate the first and second treatment zones and, optionally, after the flue gas has left the second treatment zone. The quantity of ammonia in the flue gas exiting from the second treatment zone is also detected. The amounts of the treatment agents exiting from the second treatment zone added to the flue gas are controlled responsive to the variations and absolute levels determined by these measurements.

STATE OF NEW YORK        )
                         )  ss.:
COUNTY OF NEW YORK       )

     I, _________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that ________________, personally known to me to be the _________ of Wahlco Environmental Systems, Inc., a corporation organized under the laws of the State of Delaware, and personally known to me to be the same person whose name is subscribed to the foregoing Patent Assignment, appeared before me this day in person and acknowledged that (he)(she) signed and delivered the said Assignment as (his)(her) free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     GIVEN under my hand and seal this ______ day of February, 1998.



___________________
Notary Public

[NOTARIAL SEAL]

My Commission Expires:


                                                                     Exhibit C-2
                                                        to 1998 Credit Agreement

                      FIRST AMENDMENT TO PATENT ASSIGNMENT


                         FIRST AMENDMENT TO PATENT ASSIGNMENT, dated as of
January 30, 1998 (the Agreement") among WAHLCO INTERNATIONAL, INC., a California corporation ("Assignor"); WAHLCO ENVIRONMENTAL SYSTEMS, INC., a Delaware Corporation ("Borrower"); WES ACQUISITION CORP., a Delaware corporation ("WESAC"): the 1998 Lenders (as hereinafter defined); and WEXFORD MANAGEMENT LLC, a Connecticut limited liability company, as administrative and collateral agent for the Lenders (the "Agent").

                               W I T N E S S E T H

                         WHEREAS, Assignor is the sole and exclusive owner of
the Letters of Patent identified on Schedule I hereto, and of the patent applications in the United States Patent and Trademark Office identified on such
Schedule I (all of the foregoing, collectively, the "Patents"), and of the inventions described and claimed therein; and

                         WHEREAS, Assignor is a wholly-owned subsidiary of
Borrower, and Borrower and WESAC entered into that certain Term Loan Agreement dated as of July 28, 1995 (the "1995 Loan Agreement"); and

                         WHEREAS, to secure Borrower's obligations under the
1995 Loan Agreement, Assignor, Borrower and WESAC entered into that certain Security Agreement dated as of July 25, 1995 (the "Security Agreement") and Assignor and Borrower granted a security interest in the Collateral described therein to WESAC; and

                         WHEREAS, pursuant to the Security Agreement, Assignor
executed a Patent Assignment in favor of WESAC as of December 28, 1995 (the "Existing Assignment"), whereby Assignor assigned all right, title and interest in and to the Patents to WESAC; and

                         WHEREAS, to amend and supplement the 1995 Loan
Agreement, and to provide for additional credit facilities to Borrower, each of the Lenders named therein and the Agent, as agent, have entered into that certain Amended and Restated Loan Agreement dated as of January 30, 1998 (the "1998 Credit Agreement"), pursuant to which the Lenders have agreed to make loans to Borrower and its Subsidiaries; and

                         WHEREAS, in connection with the execution and delivery
of the 1998 Credit Agreement and as security for all the obligations of Borrower thereunder, the Lenders and the Agent are requiring that Assignor shall have executed and delivered this Agreement and granted and confirmed the security interests in the Patents contemplated hereby;

                         NOW, THEREFORE, in consideration of the premises and
the covenants hereinafter contained and to induce the Lenders and the Agent to enter into the 1998 Credit Agreement, and to make the loans provided for therein, it is agreed as follows:

          1. Definitions. Unless otherwise defined herein, terms defined in the 1998 Credit Agreement are used as therein defined and shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

          "Agreement" shall mean this First Amendment to the Patent Assignment, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

          "Existing Obligations" shall mean any Obligations now existing or hereafter arising under the 1995 Loan Agreement or any Loan Document;

          "1998 Lenders" shall mean all the parties named as Lenders in the 1998 Credit Agreement.

          2. Assignment. WESAC hereby assigns to the Agent, for the benefit of all the Lenders, the Existing Assignment of the Patents held by WESAC as of the date hereof. Assignor hereby consents to such assignment.

          3. Security for Obligation. Each of Assignor and Borrower acknowledges, confirms and agrees that this Agreement secures, and the assignment of the Patents is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of the Obligations, whether for principal, premium, interest, fees, costs and expenses, and all obligations of Borrower now or hereafter existing under this Agreement and under the First Amendment to the Security Agreement (collectively, the "Secured Obligations") including the Existing Obligations, and any and all other future advances, as well as all interest, fees, charges, expenses, attorneys' fees and any other sum chargeable to borrower of any or all of its subsidiaries under any of the Loan Documents. Concurrently with the execution and delivery of this Agreement, each of the UCC-1 financing statement listed on Schedule I attached hereto shall be amended to assign the security interests represented thereby to the Agent.

          4. Effect of Amendment. Assignor hereby confirms and agrees that, except as specifically amended hereby, the Existing Assignment continues in full force and effect.

          5. Waiver. No delay on the part of the Agent in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon Assignor by the Agent with request to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Agent's rights to take any action or to exercise any power of sale, Lien, option, or any other rights as against Assignor in any respect.

          6. Assignment. Each Lender may assign, endorse or transfer any instrument evidencing all or any part of the Secured Obligators as provided in, and in accordance with, the 1998 Credit Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement.

          7.   Miscellaneous

               (a) The Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder;

               (b) Assignor agrees to promptly reimburse the Agent for actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred in connection with the administrator and enforcement of this Agreement.

               (c) Neither the Agent nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it of them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

               (d) The Agreement shall be binding upon Assignor and its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent, and its successors and assigns, and shall be governed by and construed and enforced in accordance with, the internal laws in effect in the State of New York without giving effect to principles of conflict of laws, and none of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for on behalf of the Agent and Assignor.

          8. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such inability shall not impair the operation of or effect those portions of this Agreement which are valid.

          9. Notice. Whenever it is provided herein that any notice, demand, request, consent, approval or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given as provided in Section 10.11 of the 1998 Credit Agreement.

          10. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

          11. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one document.

          IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to the Patent Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

                         WAHLCO, INC.



                         By:
                              Name:
                              Title:

                         WAHLCO ENVIRONMENTAL SYSTEMS, INC.



                         By:
                              Name:
                              Title:

                         WES ACQUISITION CORP.

                         By:
                              Name:
                              Title:

          The foregoing First Amendment to the Patent Assignment is hereby accepted by the Agent:

                         WEXFORD MANAGEMENT, LLC.



                         By:
                              Name:
                              Title:


                                   SCHEDULE I


TITLE:                   Gas Conditioning Apparatus
PATENT NO.:              4,466,815
FILE DATE:               05/03/82
SN:                      374,516
ISSUE DATE:              08/21/84
EXPIRATION DATE:         08/21/01

ABSTRACT:                A gas conditioning apparatus for conditioning flue
                         gases and more particularly an improved means for purging a gas conditioning system of latent or residual sulfur trioxide which is normally produced by the gas conditioning system for conditioning of flue gases.

                                   SCHEDULE I


TITLE:                   Apparatus for Preheating Combustion Air, etc.
PATENT NO.:              4,602,673
FILE DATE:               10/03/84
SN:                      637,394
ISSUE DATE:              07/29/86
EXPIRATION DATE:         07/29/03

ABSTRACT:                An apparatus for preheating air for combustion for a
                         combustion process while simultaneously reducing the NOx content of hot flue gases utilized to effect said preheating, said apparatus comprising: a regenerative revolving air heater which includes heat exchange elements having surfaces which are exposed to said hot flue gases, and a coating which acts as a catalyst for the reduction of NOx and is only on those heat exchange surfaces which are contacted by flue gas having a temperature greater than the condensation temperature of reaction produces resulting from material contained in said flue gas and from the added reducing agent.

                                   SCHEDULE I


TITLE:                   Gas Conditioning Means for a Plurality of Boilers
PATENT NO.:              4,333,746
FILE DATE:               04/24/81
SN:                      257,343
ISSUE DATE:              06/08/82
EXPIRATION DATE:         06/08/99

ABSTRACT:                A gas  conditioning means for a plurality of boilers
                         and more particularly improved means for providing a conditioning mixture of sulfur trioxide (SO3), from a single system, for injection into the flues gas streams of a plurality of boilers for the conditioning thereof.

                                   SCHEDULE I


TITLE:                   Apparatus for Preheating Combustion Air, etc.
PATENT NO.:              4,739,826
FILE DATE:               07/07/86
SN:                      882,245
ISSUE DATE:              04/26/88
EXPIRATION DATE:         04/26/05

ABSTRACT:                An apparatus for preheating air for combustion for a
                         combustion process while simultaneously reducing the NOx content of hot flue gas utilized to effect said preheating to attain advantages which relate to combustion and which result from higher combustion chamber temperatures, such as accelerated ignition and more complete combustion, comprising: a recuperative air heater which includes heat exchange elements having surfaces which are exposed to said hot flue gases, and a coating which acts as a catalyst for the reduction of NOx, said coating being provided only with those heat exchange surfaces which are contacted by flue gases having a temperature greater than the condensation temperature of the reaction products resulting from the material contained in said flue gas and from added reducing agent in order to avoid formation of deposits on catalyst contact surfaces such as a result of flue gas, which is cooled off as it flows through the heat exchanger, falling below the condensation temperature.

                                   SCHEDULE I


TITLE:                   Removal of Participate Matter From Combustion Gas
                         Streams
PATENT NO.:              4,987,839
FILE DATE:               05/14/90
SN:                      523,312
ISSUE DATE:              01/29/91
EXPIRATION DATE:         01/29/08

ABSTRACT:                Unburned particulate matter is removed from a
                         combustion gas stream by adding a conditioning agent to modify the resistivity of the particulate matter and passing the conditioning combustion gas stream through an electrostatic precipitator whose precipitating elements are energized with an intermittent applied voltage. The addition of conditioning agent and the precipitating voltage signal are mutually optimized. A controller receives measurement signals from sensors that monitor the total flow rate of the particulate matter in the gas stream before the electrostatic precipitate treatment, and the concentration of particulate matter in the gas stream after the treatment. Performance of the system may be optimized according to selected combinations of variables.

                                   SCHEDULE I

TITLE:                   Apparatus for Preheating Combustion Air, etc.
PATENT NO.:              4,903,755
FILE DATE:               04/25/88
SN:                      185,861
ISSUE DATE:              02/27/90
EXPIRATION DATE:         07/29/03

ABSTRACT:                An apparatus for preheating air combustion for a
                         combustion process while simultaneously reducing the NOx content of hot flue gases utilized to effect said preheating, said apparatus comprising: a revolving regenerative air heater that includes heat exchange elements having surfaces that are exposed to said hot flue gases, with said surfaces having a coating that acts as a catalyst for the reduction of NOx, whereby said regenerative air heater is a revolving drum that is divided in a radial direction into individual chambers that contain said heat exchange elements, which are in the form of a heat storage mass comprised of a plurality of movable individual elements that are respectively provided with said catalyst coating.

                                   SCHEDULE I


TITLE:                   Conditioning of Gas Streams Containing Particulate
PATENT NO.:              4,966,610
FILE DATE:               06/05/89
SN:                      361,272
ISSUE DATE:              10/30/90
EXPIRATION DATE:         10/30/07

ABSTRACT:                A method for precipitating particulate matter from a
                         flowing gas stream, comprising the steps of:
                         furnishing a flowing gas stream containing particulate matter entrained therein; pretreating the particulate matter of the gas stream, by supplying to the gas stream a conditioning agent selected from the group consisting of sulfur trioxide, a gaseous compound containing ammonia, and water vapor, and substantially simultaneously, establishing an electrostatic potential between the conditioning agent and the particulate matter whereupon the conditioning agent deposits upon the particulate matter; and electrostatically precipitating the particulate matter from the conditioned gas stream.

                                   SCHEDULE I


TITLE:                   Reduction of Acidic Emissions From Combustion of
                         Sulfur, Etc
PATENT NO.:              5,024,171
FILE DATE:               03/19/90
SN:                      496,872
ISSUE DATE:              06/18/91
EXPIRATION DATE:         06/18/08

ABSTRACT:                The sulfer trioxide in the combustion stream of a power
                         plant is reactered with injected ammonia to produce a solid ammonia sulfate that is captured, and not released to the atmosphere. A feedforward signal indicative of the total mass flow of sulfur trioxide is determined as the product of the measured boiler and measured prior to the addition of ammonia. The ammonia mass flow injection rate is preferably at a normal stoichiometric ratio of from about 1.0 to 1.1 relative to the sulfur dioxide mass flow rate (that is, from about 2.0 to 2.2 times the molar mass flow rate of the sulfur trioxide), avoiding the production of ammonia bisulfate. The ammonia content of the combustion gas stream is added. Based upon this feedback measurement, the amount of ammonia added is adjusted to be just sufficient to react with all of the sulfur trioxide, but not in such excess as to be environmentally detrimental.

                                   SCHEDULE I


TITLE:                   Control of Addition of Conditioning Agents to Flue Gas
PATENT NO.:              5,029,535
FILE DATE:               05/14/90
SN:                      523,311
ISSUE DATE:              07/09/91
EXPIRATION DATE:         07/09/08

ABSTRACT:                Additions of conditioning agents to a particulate
                         containing flue gas stream are controlled by a controller operating from feedforward and feedback signals received from sensors in the combustion and gas cleanup system, and, optionally, from the power consumption level of the electrostatic precipitator.
                         The flow rates of the conitator poditioning agents, such as sulfur trioxide and ammonia, are thereby balanced to achieve an optimal removal of particulate matter and also sulfur and sulfur compounds from the gas stream before it is exhausted to the atmosphere. A typical feedforward signal is the boiler loading, and typical feedback signals include residual sulfur trioxide and ammonia levels and stack gas opacity.

                                   SCHEDULE I


TITLE:                   Control System for Flue Gas Conditioning
PATENT NO.:              5,122,162
FILE DATE:               03/19/90
SN:                      496,873
ISSUE DATE:              06/16/92
EXPIRATION DATE:         06/16/09

ABSTRACT:                The volumetric flow rate for the addition of a flue gas
                         conditioning agent, such as sulfur trioxide, is established by maintaining the derivative of the electrostatic precipitator power with respect to flow rate within a preselected operating range. The derivative of the precipitator power with respect to time and the derivative of the flow rate with respect to time are measured, and then the derivatives are divided to determine the derivative of precipitator power with respect to flow rate. This calculated value is compared with a preselected operating range. If the calculated value is greater than the preselected operating range, the flow rate is reduced, until a steady state calculated derivative value within the operating range is reached.

STATE OF CALIFORNIA      )
                         )  ss.:
COUNTY OF ORANGE         )

     I, _________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that ________________, personally known to me to be the _________ of Wahlco International, Inc., a corporation organized under the laws of the State of California, and personally known to me to be the same person whose name is subscribed to the foregoing Patent Assignment, appeared before me this day in person and acknowledged that (he)(she) signed and delivered the said Assignment as (his)(her) free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     GIVEN under my hand and seal this ______ day of December, 1995.



___________________
Notary Public

[NOTARIAL SEAL]

My Commission Expires:


                                                                     Exhibit C-3
                                                        to 1998 Credit Agreement

                      FIRST AMENDMENT TO PATENT ASSIGNMENT


          FIRST AMENDMENT TO PATENT ASSIGNMENT, dated as of January 30, 1998 (the Agreement") among WAHLCO INTERNATIONAL, INC., a California corporation ("Assignor"); WAHLCO ENVIRONMENTAL SYSTEMS, INC., a Delaware Corporation ("Borrower"); WES ACQUISITION CORP., a Delaware corporation ("WESAC"): the 1998 Lenders (as hereinafter defined); and WEXFORD MANAGEMENT LLC, a Connecticut limited liability company, as administrative and collateral agent for the Lenders (the "Agent").

                               W I T N E S S E T H

          WHEREAS, Assignor is the sole and exclusive owner of the Letters of Patent identified on Schedule I hereto, and of the patent applications in the United States Patent and Trademark Office identified on such Schedule I (all of the foregoing, collectively, the "Patents"), and of the inventions described and claimed therein; and

          WHEREAS, Assignor is a wholly-owned subsidiary of Borrower, and Borrower and WESAC entered into that certain Term Loan Agreement dated as of July 28, 1995 (the "1995 Loan Agreement"); and

          WHEREAS, to secure Borrower's obligations under the 1995 Loan Agreement, Assignor, Borrower and WESAC entered into that certain Security Agreement dated as of July 25, 1995 (the "Security Agreement") and Assignor and Borrower granted a security interest in the Collateral described therein to WESAC; and

          WHEREAS, pursuant to the Security Agreement, Assignor executed a Patent Assignment in favor of WESAC as of December 28, 1995 (the "Existing Assignment"), whereby Assignor assigned all right, title and interest in and to the Patents to WESAC; and

          WHEREAS, to amend and supplement the 1995 Loan Agreement, and to provide for additional credit facilities to Borrower, each of the Lenders named therein and the Agent, as agent, have entered into that certain Amended and Restated Loan Agreement dated as of January 30, 1998 (the "1998 Credit Agreement"), pursuant to which the Lenders have agreed to make loans to Borrower and its Subsidiaries; and

          WHEREAS, in connection with the execution and delivery of the 1998 Credit Agreement and as security for all the obligations of Borrower thereunder, the Lenders and the Agent are requiring that Assignor shall have executed and delivered this Agreement and granted and confirmed the security interests in the Patents contemplated hereby;

          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce the Lenders and the Agent to enter into the 1998 Credit Agreement, and to make the loans provided for therein, it is agreed as follows:

          1. Definitions. Unless otherwise defined herein, terms defined in the 1998 Credit Agreement are used as therein defined and shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

          "Agreement" shall mean this First Amendment to the Patent Assignment, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

          "Existing Obligations" shall mean any Obligations now existing or hereafter arising under the 1995 Loan Agreement or any Loan Document;

          "1998 Lenders" shall mean all the parties named as Lenders in the 1998 Credit Agreement.

          2. Assignment. WESAC hereby assigns to the Agent, for the benefit of all the Lenders, the Existing Assignment of the Patents held by WESAC as of the date hereof. Assignor hereby consents to such assignment.

          3. Security for Obligation. Each of Assignor and Borrower acknowledges, confirms and agrees that this Agreement secures, and the assignment of the Patents is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of the Obligations, whether for principal, premium, interest, fees, costs and expenses, and all obligations of Borrower now or hereafter existing under this Agreement and under the First Amendment to the Security Agreement (collectively, the "Secured Obligations") including the Existing Obligations, and any and all other future advances, as well as all interest, fees, charges, expenses, attorneys' fees and any other sum chargeable to borrower of any or all of its subsidiaries under any of the Loan Documents. Concurrently with the execution and delivery of this Agreement, each of the UCC-1 financing statement listed on Schedule I attached hereto shall be amended to assign the security interests represented thereby to the Agent.

          4. Effect of Amendment. Assignor hereby confirms and agrees that, except as specifically amended hereby, the Existing Assignment continues in full force and effect.

          5. Waiver. No delay on the part of the Agent in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon Assignor by the Agent with request to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Agent's rights to take any action or to exercise any power of sale, Lien, option, or any other rights as against Assignor in any respect.

          6. Assignment. Each Lender may assign, endorse or transfer any instrument evidencing all or any part of the Secured Obligators as provided in, and in accordance with, the 1998 Credit Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement.

          7.   Miscellaneous

     (a) The Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder;

     (b) Assignor agrees to promptly reimburse the Agent for actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred in connection with the administrator and enforcement of this Agreement.

     (c) Neither the Agent nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it of them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

     (d) The Agreement shall be binding upon Assignor and its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent, and its successors and assigns, and shall be governed by and construed and enforced in accordance with, the internal laws in effect in the State of New York without giving effect to principles of conflict of laws, and none of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for on behalf of the Agent and Assignor.

          8. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such inability shall not impair the operation of or effect those portions of this Agreement which are valid.

          9. Notice. Whenever it is provided herein that any notice, demand, request, consent, approval or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given as provided in Section 10.11 of the 1998 Credit Agreement.

          10. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

          11. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one document.

          IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to the Patent Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

                         WAHLCO INTERNATIONAL, INC.



                         By:
                              Name:
                              Title:

                         WAHLCO ENVIRONMENTAL SYSTEMS, INC.



                         By:
                              Name:
                              Title:

                         WES ACQUISITION CORP.



                         By:
                              Name:
                              Title:

          The foregoing First Amendment to the Patent Assignment is hereby accepted by the Agent:

                         WEXFORD MANAGEMENT, LLC.



                         By:
                              Name:
                              Title:






                                   SCHEDULE I


TITLE:                   Gas Conditioning Apparatus
PATENT NO.:              4,466,815
FILE DATE:               05/03/82
SN:                      374,516
ISSUE DATE:              08/21/84
EXPIRATION DATE:         08/21/01

ABSTRACT:                A gas conditioning apparatus for conditioning flue
                         gases and more particularly an improved means for purging a gas conditioning system of latent or residual sulfur trioxide which is normally produced by the gas conditioning system for conditioning of flue gases.

                                   SCHEDULE I


TITLE:                   Apparatus for Preheating Combustion Air, etc.
PATENT NO.:              4,602,673
FILE DATE:               10/03/84
SN:                      637,394
ISSUE DATE:              07/29/86
EXPIRATION DATE:         07/29/03

ABSTRACT:                An apparatus for preheating air for combustion for a
                         combustion process while simultaneously reducing the NOx content of hot flue gases utilized to effect said preheating, said apparatus comprising: a regenerative revolving air heater which includes heat exchange elements having surfaces which are exposed to said hot flue gases, and a coating which acts as a catalyst for the reduction of NOx and is only on those heat exchange surfaces which are contacted by flue gas having a temperature greater than the condensation temperature of reaction produces resulting from material contained in said flue gas and from the added reducing agent.

                                   SCHEDULE I


TITLE:                   Gas Conditioning Means for a Plurality of Boilers
PATENT NO.:              4,333,746
FILE DATE:               04/24/81
SN:                      257,343
ISSUE DATE:              06/08/82
EXPIRATION DATE:         06/08/99

ABSTRACT:                A gas  conditioning means for a plurality of boilers
                         and more particularly improved means for providing a conditioning mixture of sulfur trioxide (SO3), from a single system, for injection into the flues gas streams of a plurality of boilers for the conditioning thereof.

                                   SCHEDULE I


TITLE:                   Apparatus for Preheating Combustion Air, etc.
PATENT NO.:              4,739,826
FILE DATE:               07/07/86
SN:                      882,245
ISSUE DATE:              04/26/88
EXPIRATION DATE:         04/26/05

ABSTRACT:                An apparatus for preheating air for combustion for a
                         combustion process while simultaneously reducing the NOx content of hot flue gas utilized to effect said preheating to attain advantages which relate to combustion and which result from higher combustion chamber temperatures, such as accelerated ignition and more complete combustion, comprising: a recuperative air heater which includes heat exchange elements having surfaces which are exposed to said hot flue gases, and a coating which acts as a catalyst for the reduction of NOx, said coating being provided only with those heat exchange surfaces which are contacted by flue gases having a temperature greater than the condensation temperature of the reaction products resulting from the material contained in said flue gas and from added reducing agent in order to avoid formation of deposits on catalyst contact surfaces such as a result of flue gas, which is cooled off as it flows through the heat exchanger, falling below the condensation temperature.

                                   SCHEDULE I


TITLE:                   Removal of Participate Matter From Combustion Gas
                         Streams
PATENT NO.:              4,987,839
FILE DATE:               05/14/90
SN:                      523,312
ISSUE DATE:              01/29/91
EXPIRATION DATE:         01/29/08

ABSTRACT:                Unburned particulate matter is removed from a
                         combustion gas stream by adding a conditioning agent to modify the resistivity of the particulate matter and passing the conditioning combustion gas stream through an electrostatic precipitator whose precipitating elements are energized with an intermittent applied voltage. The addition of conditioning agent and the precipitating voltage signal are mutually optimized. A controller receives measurement signals from sensors that monitor the total flow rate of the particulate matter in the gas stream before the electrostatic precipitate treatment, and the concentration of particulate matter in the gas stream after the treatment. Performance of the system may be optimized according to selected combinations of variables.

                                   SCHEDULE I


TITLE:                   Apparatus for Preheating Combustion Air, etc.
PATENT NO.:              4,903,755
FILE DATE:               04/25/88
SN:                      185,861
ISSUE DATE:              02/27/90
EXPIRATION DATE:         07/29/03

ABSTRACT:                An apparatus for preheating air combustion for a
                         combustion process while simultaneously reducing the NOx content of hot flue gases utilized to effect said preheating, said apparatus comprising: a revolving regenerative air heater that includes heat exchange elements having surfaces that are exposed to said hot flue gases, with said surfaces having a coating that acts as a catalyst for the reduction of NOx, whereby said regenerative air heater is a revolving drum that is divided in a radial direction into individual chambers that contain said heat exchange elements, which are in the form of a heat storage mass comprised of a plurality of movable individual elements that are respectively provided with said catalyst coating.

                                   SCHEDULE I


TITLE:                   Conditioning of Gas Streams Containing Particulate
PATENT NO.:              4,966,610
FILE DATE:               06/05/89
SN:                      361,272
ISSUE DATE:              10/30/90
EXPIRATION DATE:         10/30/07

ABSTRACT:                A method for precipitating particulate matter from a
                         flowing gas stream, comprising the steps of: furnishing a flowing gas stream containing particulate matter entrained therein; pretreating the particulate matter of the gas stream, by supplying to the gas stream a conditioning agent selected from the group consisting of sulfur trioxide, a gaseous compound containing ammonia, and water vapor, and substantially simultaneously, establishing an electrostatic potential between the conditioning agent and the particulate matter whereupon the conditioning agent deposits upon the particulate matter; and electrostatically precipitating the particulate matter from the conditioned gas stream.

                                   SCHEDULE I


TITLE:                   Reduction of Acidic Emissions From Combustion of
                         Sulfur, Etc
PATENT NO.:              5,024,171
FILE DATE:               03/19/90
SN:                      496,872
ISSUE DATE:              06/18/91
EXPIRATION DATE:         06/18/08

ABSTRACT:                The sulfer trioxide in the combustion stream of a power
                         plant is reactered with injected ammonia to produce a solid ammonia sulfate that is captured, and not released to the atmosphere. A feedforward signal indicative of the total mass flow of sulfur trioxide is determined as the product of the measured boiler and measured prior to the addition of ammonia. The ammonia mass flow injection rate is preferably at a normal stoichiometric ratio of from about 1.0 to 1.1 relative to the sulfur dioxide mass flow rate (that is, from about 2.0 to 2.2 times the molar mass flow rate of the sulfur trioxide), avoiding the production of ammonia bisulfate. The ammonia content of the combustion gas stream is added. Based upon this feedback measurement, the amount of ammonia added is adjusted to be just sufficient to react with all of the sulfur trioxide, but not in such excess as to be environmentally detrimental.

                                   SCHEDULE I


TITLE:                   Control of Addition of Conditioning Agents to Flue Gas
PATENT NO.:              5,029,535
FILE DATE:               05/14/90
SN:                      523,311
ISSUE DATE:              07/09/91
EXPIRATION DATE:         07/09/08

ABSTRACT:                Additions of conditioning agents to a particulate
                         containing flue gas stream are controlled by a controller operating from feedforward and feedback signals received from sensors in the combustion and gas cleanup system, and, optionally, from the power consumption level of the electrostatic precipitator.
                         The flow rates of the conitator poditioning agents, such as sulfur trioxide and ammonia, are thereby balanced to achieve an optimal removal of particulate matter and also sulfur and sulfur compounds from the gas stream before it is exhausted to the atmosphere. A typical feedforward signal is the boiler loading, and typical feedback signals include residual sulfur trioxide and ammonia levels and stack gas opacity.

                                   SCHEDULE I


TITLE:                   Control System for Flue Gas Conditioning
PATENT NO.:              5,122,162
FILE DATE:               03/19/90
SN:                      496,873
ISSUE DATE:              06/16/92
EXPIRATION DATE:         06/16/09

ABSTRACT:                The volumetric flow rate for the addition of a flue gas
                         conditioning agent, such as sulfur trioxide, is established by maintaining the derivative of the electrostatic precipitator power with respect to flow rate within a preselected operating range. The derivative of the precipitator power with respect to time and the derivative of the flow rate with respect to time are measured, and then the derivatives are divided to determine the derivative of precipitator power with respect to flow rate. This calculated value is compared with a preselected operating range. If the calculated value is greater than the preselected operating range, the flow rate is reduced, until a steady state calculated derivative value within the operating range is reached.

STATE OF CALIFORNIA      )
                         )  ss.:
COUNTY OF NEW YORK       )

     I, _________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that ________________, personally known to me to be the _________ of Wahlco, Inc., a corporation organized under the laws of the State of California, and personally known to me to be the same person whose name is subscribed to the foregoing Patent Assignment, appeared before me this day in person and acknowledged that (he)(she) signed and delivered the said Assignment as (his)(her) free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     GIVEN under my hand and seal this ______ day of December, 1995



___________________
Notary Public

[NOTARIAL SEAL]

My Commission Expires:


                                                                       Exhibit D
                                                        to 1998 Credit Agreement

                      FIRST AMENDMENT TO SECURITY AGREEMENT


     FIRST AMENDMENT TO SECURITY AGREEMENT, dated as of January 30, 1998, among WAHLCO ENVIRONMENTAL SYSTEMS, INC., a Delaware corporation ("Borrower"), each subsidiary of Borrower listed on the signature pages hereof (Borrower and each such subsidiary being individually a "Grantor" and collectively, the "Grantors"); WES Acquisition Corp., a Delaware corporation ("WESAC"); the 1998 Lenders (as hereinafter defined); and Wexford Management LLC, a Connecticut limited liability company, as administrative and collateral agent for the Lenders (the "Agent").

                              W I T N E S S E T H :

     WHEREAS, Borrower and WESAC entered into that certain Term Loan Agreement dated as of July 28, 1995 (the "1995 Loan Agreement"); and

     WHEREAS, to secure Borrower's obligations under the 1995 Loan Agreement, Borrower, each Grantor and WESAC entered into that certain Security Agreement dated as of July 25, 1995 (the "Security Agreement") and Borrower and each Grantor granted a security interest in the Collateral described therein to WESAC; and

     WHEREAS, to amend and supplement the 1995 Loan Agreement, and to provide for additional credit facilities to Borrower, Borrower, each of the Lenders named therein and the Agent, as agent, have entered into that certain Amended and Restated Loan Agreement dated as of January 30, 1998 (the "1998 Credit Agreement"), pursuant to which Lenders have agreed to make loans to Borrower and its Subsidiaries; and

     WHEREAS, Lenders have determined to appoint the Agent as their agent for administrative and collateral purposes, including holding the Collateral and exercising all rights under the Security Agreement, as amended hereby; and

     WHEREAS, in connection with the execution and delivery of the 1998 Credit Agreement and as security for all the obligations of Borrower thereunder, Lenders and the Agent are requiring that Grantors shall have executed and delivered this Agreement and granted and confirmed the security interests contemplated hereby;

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce the Lenders and the Agent to enter into the 1998 Credit Agreement, and to make the loans provided for therein, it is agreed as follows:

     1. Definitions. Unless otherwise defined herein, terms defined in the 1998 Credit Agreement are used as therein defined, and as following shall have (unless otherwise provided elsewhere in this Agreement or the Security Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

     "Agreement" shall mean this First Amendment to the Security Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

     "Existing Obligations" shall mean any Obligations now existing or hereafter arising under the 1995 Loan Agreement or any Loan Document;

     "1998 Lenders" shall mean all the parties named as Lenders in the 1998 Credit Agreement.

     2. Delivery of Collateral. WESAC hereby assigns to the Agent, for the benefit of all the Lenders, all Liens and Security Interests in the Collateral held by WESAC as of the date hereof. Grantors hereby consent to such assignment.

     3. Security for Obligation. Each Grantor acknowledges, confirms and agrees that this Agreement serves, and the collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of the Obligations, whether for principal, premium, interest, fees, costs and expenses, and all obligations of Grantors now or hereafter existing under this Agreement and under the First Amendment to the Guaranty (collectively, the "Secured Obligations") including the Existing Obligations, and any and all other future advances, as well as all interest, fees, charges expenses, attorneys' fees and any other sum chargeable to borrower of any or all of its subsidiaries under any of the Loan Documents. Concurrently with the execution and delivery of this Agreement, each of the UCC-1 financing statement listed on Schedule I attached hereto shall be amended to assign the security interests represented thereby to the Agent.

     4. Effect of Amendment. Each Grantor hereby confirms and agrees that, except as specifically amended hereby, the Security Agreement continues in full force and effect.

     5. Waiver. No delay on the part of the Agent in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon Grantors by the Agent with request to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Agent's rights to take any action or to exercise any power of sale, Lien, option, or any other rights as against Grantors in any respect.

     6. Assignment. Each Lender may assign, endorse or transfer any instrument evidencing all or any part of the Secured Obligators as provided in, and in accordance with, the 1998 Credit Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement.

     7.   Miscellaneous

          (a) The Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder;

          (b) Each Grantor jointly and severally agrees to promptly reimburse the Agent for actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred in connection with the administrator and enforcement of this Agreement.

          (c) Neither the Agent nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it of them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

          (d) The Agreement shall be binding upon the Grantors and their successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent, and its successors and assigns, and shall be governed by and construed and enforced in accordance with, the internal laws in effect in the State of New York without giving effect to principles of conflict of laws, and none of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for on behalf of the Agent and the Grantors.

     8. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such inability shall not impair the operation of or effect those portions of this Agreement which are valid.

     9. Notice. Whenever it is provided herein that any notice, demand, request, consent, approval or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given as provided in Section 10.11 of the 1998 Credit Agreement.

     10. Section Titles. the section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

     11. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one document.



     IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to the Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

                              WAHLCO ENVIRONMENTAL SYSTEMS, INC.


                              By:_________________________
                                 Name:
                                 Title:

                              SUBSIDIARIES:

                              BACHMANN COMPANIES, INC.


                              By:_________________________
                                    Name:
                                    Title:

                              WAHLCO ENGINEERED PRODUCTS
                                 GROUP, LTD.


                              By:_________________________
                                    Name:
                                    Title:


                              WAHLCO, INC.


                              By:_________________________
                                    Name:
                                    Title:

                              FIELD SERVICE ASSOCIATES, INC.


                              By:_________________________
                                    Name:
                                    Title:

                              WAHLCO POWER PRODUCTS, INC.


                              By:_________________________
                                    Name:
                                    Title:

                              WES TECHNOLOGY, INC.


                              By:_________________________
                                    Name:
                                    Title:

                              WAHLCO ENGINEERED PRODUCTS, INC.


                              By:_________________________
                                    Name:
                                    Title:

                              LAGUNA SERVICE CORPORATION


                              By:_________________________
                                    Name:
                                    Title:

                              WAHLCO GAS FLOW TECHNOLOGIES, INC.


                              By:_________________________
                                    Name:
                                    Title:

                              WAHLCO SERVICE CORPORATION


                              By:_________________________
                                    Name:
                                    Title:

                              WAHLCO ENGINEERED PRODUCTS
                                 PTY., LTD.


                              By:_________________________
                                    Name:
                                    Title:

                              WAHLCO ENGINEERED PRODUCTS
                                 CANADA, INC.


                              By:_________________________
                                    Name:
                                    Title:

                              FLOWRITE DAMPERS, LTD.


                              By:_________________________
                                    Name:
                                    Title:

                              WAHLCO ENGINEERED PRODUCTS, LTD.


                              By:_________________________
                                    Name:
                                    Title:

                              WAHLCO ENGINEERED INTERNATIONAL,
                                 LTD.


                              By:_________________________
                                    Name:
                                    Title:

                              PENTNEY ENGINEERING, LTD.


                              By:_________________________
                                    Name:
                                    Title:

                              TEDDINGTON BELLOWS (HOLDINGS), LTD.


                              By:_________________________
                                    Name:
                                    Title:

                              TRESTE PLAN HIRE, LTD.


                              By:_________________________
                                    Name:
                                    Title:

                               WAHLCO INTERNATIONAL, INC.


                              By:_________________________
                                    Name:
                                    Title:

                              WAHLCO ENGINEERED PRODUCTS
                                 ITALIANA SRL.


                              By:_________________________
                                    Name:
                                    Title:

                              TEDDINGTON BELLOWS, LTD.


                              By:_________________________
                                    Name:
                                    Title:

                              BACHMANN H&T, GmbH


                              By:_________________________
                                    Name:
                                    Title:

                              EXERGETIC SYSTEMS, INC.


                              By:_________________________
                                    Name:
                                    Title:

                              CORONA PROPERTIES


                              By:_________________________
                                    Name:
                                    Title:

                              BACHMANN INDUSTRIES INDIA, LTD.


                              By:_________________________
                                    Name:
                                    Title:

                              WAHLCO ENVIRONMENTAL SERVICES, INC.


                              By:_________________________
                                    Name:
                                    Title:

                              WES ACQUISITION CORP.


                              By:_________________________
                                    Name:
                                    Title:

                              WEXFORD CAPITAL PARTNERS II, L.P.


                              By:_________________________
                              Wexford Capital II, L.P.
                              Its General Partner

                              By:_________________________
                              Wexford Capital II, L.P.
                              Its General Partner

                              By:_________________________
                              Name:
                              Title:

                              WEXFORD OVERSEAS PARTNERS I, L.P.

                              By:_________________________
                              Wexford Capital Overseas II, L.P.
                              The General Partner

                              By:_________________________
                              Wexford Capital Limited
                              Its General Partner

                              By:_________________________
                                    Name:
                                    Title:


                              WEXFORD SPECIAL SITUATIONS 1996, L.P.


                              By:_________________________
                                    Name:
                                    Title:

                              WEXFORD SPECIAL SITUATIONS 1996
                                 INSTITUTIONAL, L.P.


                              By:_________________________
                                    Name:
                                    Title:

                              WEXFORD SPECIAL SITUATIONS 1996
                                 LIMITED


                              By:_________________________
                                    Name:
                                    Title:

                              WEXFORD-EURIS SPECIAL SITUATIONS
                                 1996, L.P.


                              By:_________________________
                                    Name:
                                    Title:

                              WEXFORD MANAGEMENT LLC, As Agent


                              By:_________________________
                                    Name:
                                    Title:

                                                                      Schedule I

                                     FILINGS


1. Bachmann Companies, Inc. UCC-1 financing statement number 114530 filed with the Maine Secretary of State on September 18, 1995

2. Wahlco Engineered Products, Inc. UCC-1 financing statement number 114531 filed with the Maine Secretary of State on September 18, 1995

3. Wahlco, Inc. UCC-1 financing statement number 9526460275 filed with the California Secretary of State on September 18, 1995

4. WES Technology, Inc. UCC-1 financing statement number 9526460337 filed with the California Secretary of State on September 18, 1995

5. Wahlco Environmental Systems, Inc. UCC-1 financing statement number 952460286 filed with the California Secretary of State on September 18, 1995


                                                                       Exhibit E
                                                        to 1998 Credit Agreement

                    FIRST AMENDMENT TO STOCK PLEDGE AGREEMENT

          FIRST AMENDMENT TO STOCK PLEDGE AGREEMENT, dated as of January 30, 1998, among WES ACQUISITION CORP., a Delaware corporation, WAHLCO ENVIRONMENTAL SYSTEMS, INC., a Delaware corporation (the "Borrower"), and BACHMANN COMPANIES, INC., a Delaware corpora-tion, WAHLCO, INC., a California corporation, WAHLCO ENGINEERED PRODUCTS GROUP LIMITED, a United Kingdom corporation, and TEDDINGTON BELLOWS (HOLDINGS), LTD., a United Kingdom corporation, each a subsidiary of Borrower (individually as a "Pledgor" and collectively as "Pledgors"); in favor of (a) the 1995 Lender (as hereinafter defined), (b) the 1998 Lenders (as hereinafter defined, and together with the 1995 Lender, the "Lenders"), and (c) Wexford Management LLC, a Connecticut limited liability company, as administrative and collateral agent for the Lenders (the "Agent").

                               W I T N E S S E T H

          WHEREAS, the Borrower and WESAC entered into that certain Term Loan Agreement dated as of July 28, 1995 (the "1995 Loan Agreement"); and

          WHEREAS, to secure Borrower's obligations under the 1995 Loan Agreement, the Borrower and the Pledgors entered into that certain Stock Pledge Agreement dated as of July 28, 1995 (the "Stock Pledge Agreement") and pledged the Pledged Collateral described therein to WESAC; and

          WHEREAS, to amend and supplement the 1995 Loan Agreement, and to provide for additional credit facilities to the Borrower, the Borrower, each of the Lenders named therein and the Agent, as agent, have entered into that certain Amended and Restated Loan Agreement dated as of January 30, 1998 (the "1998 Credit Agreement"), pursuant to which the Lenders have agreed to make loans to the Borrower and its subsidiaries; and

          WHEREAS, the Lenders have determined to appoint the Agent as their agent for administrative and collateral purposes, including holding the Pledged Collateral and exercising all rights under the Stock Pledge Agreement; and

          WHEREAS, in connection with the execution and delivery of the 1998 Credit Agreement and as security for all of the obligations of Borrower thereunder, the Lenders and the Agent are requiring that Pledgors shall have executed and delivered this Agreement and granted and confirmed the security interest contemplated hereby;

          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce the Lenders and the Agent to enter into the 1998 Credit Agreement, and to make the loans provided for therein, it is agreed as follows:

          1. Definitions. Unless otherwise defined herein, terms defined in the 1998 Credit Agreement are used herein as there-in defined, and the following shall have (unless other-wise provided elsewhere in this Agreement or the Stock Pledge Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

          "Agreement" shall mean this First Amendment Stock Pledge Agree-ment, including all amendments, modifications and supple-ments and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

          "Existing Obligations" shall mean any Obligations now existing or hereafter arising under the 1995 Loan Agreement or any Loan Document.

          "1995 Lender" shall mean WES Acquisition Corp., a Delaware corporation.

          "1998 Lenders" shall mean the parties named as Lenders in the 1998 Credit Agreement.

          2. Delivery of Pledged Collateral. WESAC hereby delivers to the Agent the Pledged Collateral, the receipt of which is hereby acknowledged.

          3. Security for Obligations. Each Pledgor acknowledges, confirms and agrees that this Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of the Obliga-tions, whether for principal, premium, interest, fees, costs and expenses, and all obligations of Pledgors now or here-after existing under this Agreement and under the Amended Guaranty (collectively, the "Secured Obligations") including the Existing Obligations, and any and all other, future advances, as well as all interest, fees, charges, expenses, attorneys' fees and any other sum chargeable to Borrower or any or all of its Subsidiaries under any of the Loan Documents.

          4. Effect of Amendment. Each Pledor hereby confirms and agrees that, except as specifically amended hereby, the Stock Pledge Agreement continues in full force and effect.

          5. Waiver. No delay on the part of the Agent in exer-cis-ing any power of sale, Lien, option or other right here-under, and no notice or demand which may be given to or made upon Pledgors by the Agent with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Agent's, right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice any of their rights as against Pledgors in any respect.

          6. Assignment. Each Lender may assign, endorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the 1998 Credit Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement.

          7.   Miscellaneous.

     (a) The Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

     (b) Each Pledgor jointly and severally agrees to promptly reimburse the Agent for actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred in connection with the administration and enforcement of this Agreement.

     (c) Neither the Agent nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

     (d) This Agreement shall be binding upon Pledgors and their successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent, and its successors and assigns, and shall be governed by, and construed and enforced in accordance with, the internal laws in effect in the State of New York without giving effect to principles of conflict of laws, and none of the terms or provisions of this Agreement may be waived, altered, modi-fied or amended except in writing duly signed for and on behalf of the Agent and the Pledgors.

          8. Severability. If for any reason any provi-sion or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

          9. Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communica-tion shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communica-tion with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communi-cation shall be in writing and either shall be given as provided in Section __ of the 1998 Credit Agreement.

          10. Section Titles. The section titles contained in this Agreement are and shall be without substantive mean-ing or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          11. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Stock Pledge Agreement to be duly executed as of the date first written above.

WES ACQUISITION CORP.

By:_________________________

WAHLCO ENVIRONMENTAL SYSTEMS, INC.

By:_________________________
   Name:
   Title:

BACHMANN COMPANIES, INC.

By:_________________________
   Name:
   Title:

WAHLCO, INC.

By:_________________________
   Name:
   Title:

WAHLCO ENGINEERED PRODUCTS GROUP
   LIMITED

By:_________________________
   Name:
   Title:

TEDDINGTON BELLOWS (HOLDINGS), LTD.

By:_________________________
   Name:
   Title:

Accepted and Acknowledged by:

WEXFORD MANAGEMENT LLC, as Agent

By:_________________________________
   Name:
   Title: